CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered (1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
2.375% Senior Notes due 2022	$414,060,000	99.354%	$411,385,172	$52,986
Guarantee of 2.375% Senior Notes due 2022	—	—	—	—(3)

(1)	€300,000,000 aggregate principal amount of 2.375% Senior Notes due 2022 will be issued. The Amount to be Registered is based on the February 28, 2014 euro/U.S.$ exchange rate of €1.00/U.S.$1.3802, as reported by Bloomberg.
(2)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantee.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-182194

PROSPECTUS SUPPLEMENT

(to prospectus dated June 18, 2012)

€300,000,000

Discovery Communications, LLC

2.375% Senior Notes due 2022

Unconditionally Guaranteed by

Discovery Communications, Inc.

We are offering €300 million aggregate principal amount of 2.375% Senior Notes due 2022 (the “senior notes”). The senior notes will bear interest at the rate of 2.375% per year. Interest on the senior notes is payable on March 7 of each year, beginning on March 7, 2015. The senior notes will mature on March 7, 2022.

We may redeem the senior notes in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement. In addition, the senior notes may be redeemed in whole but not in part, at any time at our option, in the event of certain developments affecting U.S. taxation. If a Change of Control Triggering Event (as defined herein) occurs, we must offer to repurchase the senior notes at a redemption price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The senior notes will be unsecured and will rank equally with all our other unsecured senior indebtedness. The senior notes will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery Communications, Inc., our indirect parent company. The guarantee will rank equally with all other unsecured senior indebtedness of Discovery Communications, Inc. The senior notes will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Investing in the senior notes involves risks. See “Risk factors” beginning on page S-7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discounts and commissions	Proceeds, before expenses
Per Senior Note	99.354%	0.500%	98.854%
Total	€298,062,000	€1,500,000	€296,562,000

(1)	Plus accrued interest, if any, from the date of original issuance.

This prospectus supplement, together with the accompanying prospectus dated June 18, 2012, constitutes the listing particulars (these “Listing Particulars”) in respect of the admission of the senior notes to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange. Application has been made to the Irish Stock Exchange for the approval of this document as Listing Particulars. Application has been made to the Irish Stock Exchange for the senior notes to be admitted to the Official List and trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. The underwriters expect to deliver the senior notes through the book-entry system of Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. on or about March 7, 2014, which is the fifth London business day following the date of this prospectus supplement.

Joint Bookrunners

J.P. Morgan	BNP PARIBAS

Citigroup	Crédit Agricole CIB	Credit Suisse

Goldman, Sachs & Co.	Merrill Lynch International	The Royal Bank of Scotland

February 28, 2014

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus supplement

Prospectus

S-i

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the senior notes in any Member State of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the senior notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive and that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”) by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to us.

The senior notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

S-ii

Stabilization

IN CONNECTION WITH THE ISSUE OF THE SENIOR NOTES, J.P. MORGAN SECURITIES PLC (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT THE SENIOR NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE SENIOR NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE SENIOR NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE SENIOR NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE SENIOR NOTES.

ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

S-iii

About this prospectus supplement

This prospectus supplement relates to a prospectus which is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell debt securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the debt securities we may offer. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement, the terms “we,” “our,” “us,” “the Issuer” and “DCL” refer to Discovery Communications, LLC; the term “Discovery” refers to Discovery Communications, Inc., together with its subsidiaries (unless the context requires otherwise); the terms “the Guarantor” and “DCI” refer to Discovery Communications, Inc.; and the term “DCH” refers to Discovery Communications Holding, LLC. References to “Advance/Newhouse” refer to Advance/Newhouse Programming Partnership. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the senior notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the senior notes. We are not making any representation to you regarding the legality of an investment in the senior notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

This Listing Particulars may only be used in connection with the offering of the senior notes and the admission to the Official List and trading on the Global Exchange Market of the Irish Stock Exchange.

The Issuer and the Guarantor accept responsibility for the information contained in this Listing Particulars. To the best of the Issuer’s and the Guarantor’s knowledge (having taken all reasonable care to ensure that such is the case), the information contained in this Listing Particulars is in accordance with the facts and does not omit anything likely to affect the import of such information.

S-iv

Where you can find more information and incorporation by reference

The Guarantor files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by the Guarantor with the SEC are also available on its website at http://www.discoverycommunications.com. The website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document the Guarantor files at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows Discovery to incorporate by reference the information the Guarantor files with the SEC into this prospectus supplement and the accompanying prospectus, which means that Discovery can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

Discovery incorporates by reference in this prospectus supplement and the accompanying prospectus the documents listed below, which have been previously filed with the SEC and the Irish Stock Exchange:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 20, 2014 (the “2013 Annual Report”);

•

The information included in the Proxy Statement for the 2013 Annual Meeting of Stockholders, filed on April 2, 2013, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 14, 2013, as amended by Amendment No. 1 on Form 10-K/A, filed on February 19, 2013; and

•	Current Reports on Form 8-K, filed on September 18, 2013, January 3, 2014, January 15, 2014, January 21, 2014, February 7, 2014 and February 26, 2014.

The financial statements included in the Guarantor’s 2013 Annual Report and other SEC filings, which are incorporated into this prospectus supplement and the accompanying prospectus, have been prepared on a consolidated basis and include certain financial information related to the Issuer. DCL does not produce its own separately audited standalone or consolidated financial statements (see Note 24 (Condensed Consolidating Financial Information) to the Guarantor’s consolidated financial statements incorporated in this prospectus by reference to the 2013 Annual Report). You may request a copy of these filings, at no cost, by writing or telephoning Discovery at the following address:

Discovery Communications, Inc.

One Discovery Place

Silver Spring, Maryland 20910

(240) 662-2000

Attn: Investor Relations

S-v

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. Any statement contained in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement will automatically update and, where applicable, supersede any earlier information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

S-vi

Forward-looking statements

Certain statements in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Discovery’s business, marketing and operating strategies, integration of acquired businesses, new service offerings, financial prospects, and anticipated sources and uses of capital. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•	the inability of advertisers or affiliates to remit payment to Discovery in a timely manner or at all;

•	general economic and business conditions;

•	industry trends, including the timing of, and spending on, feature film, television and television commercial production;

•	spending on domestic and foreign television advertising;

•	disagreements with our distributors over contract interpretation;

•	market demand for foreign first-run and existing content libraries;

•	the regulatory and competitive environment of the industries in which Discovery, and the entities in which it has interests, operate;

•	continued consolidation of broadband distribution and production companies;

•	uncertainties inherent in the development of new business lines and business strategies;

•	uncertainties regarding the financial performance of Discovery’s equity method investees;

•	integration of acquired businesses;

•	uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

•

changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand, internet protocol television, mobile personal devices and personal tablets and their impact on television advertising revenue;

•	rapid technological changes;

•	future financial performance, including availability, terms, and deployment of capital;

•	fluctuations in foreign currency exchange rates and political unrest in international markets;

•	the ability of suppliers and vendors to deliver products, equipment, software, and services;

S-vii

•	the outcome of any pending or threatened litigation;

•	availability of qualified personnel;

•	the possibility or duration of an industry-wide strike or other job action affecting a major entertainment industry union;

•

changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and adverse outcomes from regulatory proceedings;

•	changes in income taxes due to regulatory changes or changes in Discovery’s corporate structure;

•	changes in the nature of key strategic relationships with partners, distributors and equity method investee partners;

•	competitor responses to Discovery’s products and services and the products and services of the entities in which Discovery has interests;

•	threatened terrorist attacks and military action;

•	reduced access to capital markets or significant increases in costs to borrow;

•	a failure to secure affiliate agreements or renewal of such agreements on less favorable terms; and

•	a reduction of advertising revenue associated with unexpected reductions in the number of subscribers.

For additional risk factors, refer to Item 1A, “Risk Factors” in the 2013 Annual Report, as well as “Risk factors” beginning on page S-7. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus supplement and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

S-viii

Summary

The following summary highlights information contained elsewhere in this prospectus supplement. It may not contain all of the information that you should consider before investing in the senior notes. For a more complete discussion of the information you should consider before investing in the senior notes, you should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein.

Discovery

Business overview

Discovery is a global media company that provides programming across multiple distribution platforms, including digital distribution arrangements, throughout the world. Discovery generates revenues principally from: (i) fees charged to operators who distribute Discovery’s network content, which primarily include cable, DTH satellite, telecommunications and digital service providers, (ii) advertising sold on Discovery’s networks and websites, and (iii) other transactions, including curriculum-based products and services, affiliate and advertising sales representation services, content licenses and the licensing of Discovery’s brands for consumer products. Discovery’s objectives are to invest in content for Discovery’s networks to build viewership, maximize distribution revenue, capture advertising sales and create or reposition additional branded channels and businesses that can sustain long-term growth and occupy a desired programming niche with strong consumer appeal. Discovery’s content is designed to target key audience demographics and the popularity of our programming creates demand on the part of advertisers and distributors. Discovery classifies its operations in three segments: U.S. Networks, consisting principally of domestic television networks and websites; International Networks, consisting primarily of international television networks and websites; and Education, consisting principally of curriculum-based product and service offerings.

DCI has three series of common stock, Series A, Series B and Series C, which trade on The NASDAQ Global Select Market under the symbols DISCA, DISCB and DISCK, respectively.

DCL, DCH and DCI’s principal executive offices are located at One Discovery Place, Silver Spring, Maryland 20910, and the telephone number is (240) 662-2000.

Organizational structure

The following diagram illustrates, at a summary level, the ownership interests among DCI, DCH, DCL and Advance/Newhouse, as well as the material debt obligations of DCL as of December 31, 2013. DCH has no material debt obligations. As of December 31, 2013, DCI’s only outstanding indebtedness consisted of its guarantees of $6.35 billion aggregate principal amount of DCL’s senior notes. The diagram is in general terms and does not include intermediate subsidiaries.

*	Advance/Newhouse and its affiliates have a 25% beneficial ownership interest in DCI. Advance/Newhouse and its affiliates own all of the outstanding shares of DCI’s preferred stock, which votes with DCI’s common stock on an as-converted basis, except for the election of common stock directors.

Risk factors

An investment in the senior notes involves risk. Before investing in the senior notes, you should carefully consider the risks described in “Risk factors” in this prospectus supplement, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in Item 1A, “Risk Factors” in the 2013 Annual Report before making an investment decision.

The offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the senior notes, see “Description of senior notes” in this prospectus supplement and “Description of debt securities” in the accompanying prospectus.

Issuer	Discovery Communications, LLC

Guarantor	Discovery Communications, Inc.

Securities offered	€300 million in aggregate principal amount of 2.375% Senior Notes due 2022.

Stated maturity date	The senior notes will mature on March 7, 2022.

Interest rate	The senior notes will bear interest at the rate of 2.375% per annum, accruing from March 7, 2014.

Interest payment date	Interest on the senior notes will be paid on March 7 of each year to the holders of record on February 20. The first interest payment on the senior notes will be made on March 7, 2015 to holders of record on February 20, 2015.

Ranking of the senior notes	The senior notes will be DCL’s unsecured senior obligations and will rank equally in right of payment with DCL’s existing and future unsecured and unsubordinated indebtedness. The senior notes will be effectively subordinated to DCL’s secured indebtedness to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of DCL’s subsidiaries. The senior notes will be senior in right of payment to all future subordinated indebtedness of DCL.

As of December 31, 2013, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom:

•	DCL would have had approximately $6.35 billion in aggregate principal amount of indebtedness outstanding that would have ranked equally in right of payment with the senior notes;

•	DCL would have had no secured indebtedness outstanding; and

•

DCL’s subsidiaries would have had approximately $165 million in aggregate principal amount of indebtedness outstanding. The senior notes would have been effectively subordinated to the indebtedness of DCL’s subsidiaries.

Guarantee	All payments on the senior notes, including principal and interest (and premium, if any), will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor.

The guarantee of the senior notes will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Guarantor. The guarantee will be effectively subordinated to the Guarantor’s secured indebtedness to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of the Guarantor’s subsidiaries.

As of December 31, 2013, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom:

•

the Guarantor’s only outstanding indebtedness consisted of its guarantee of the senior notes offered by this prospectus supplement and the accompanying prospectus and its guarantees of $6.35 billion aggregate principal amount of DCL’s other senior notes; and

•

the Guarantor’s subsidiaries, other than DCL, would have had approximately $165 million in aggregate principal amount of indebtedness outstanding, all of which would have been effectively senior to the guarantee of the senior notes.

Currency of payments	All payments of interest and principal, including payments made upon any redemption of the senior notes will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to DCL due to the imposition of exchange controls or other circumstances beyond DCL’s control or if the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the senior notes will be made in U.S. dollars until the euro is again available to DCL or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro.

Additional amounts	DCL will, subject to certain exceptions and limitations set forth in this prospectus supplement, pay as additional interest such additional amounts as are necessary in order that the net payment of the principal and interest on the senior notes to a holder who is not a United States person (as defined herein), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in such holder’s senior notes to be then due and payable. See “Description of senior notes—Payment of additional amounts.”

Optional redemption	DCL may redeem the senior notes in whole or in part at any time prior to their maturity at the redemption prices described under “Description of senior notes—Optional redemption,” plus any accrued and unpaid interest.

Change of control offer to repurchase	If a Change of Control Triggering Event (as defined herein) occurs, DCL must offer to repurchase the senior notes at a redemption price equal to 101% of the principal amount, plus accrued and unpaid interest, as described under “Description of senior notes—Change of control offer to repurchase.”

Sinking fund	None.

Covenants	DCL will issue the senior notes as a separate series of debt securities under the senior indenture, dated as of August 19, 2009, among DCL, the Guarantor and U.S. Bank National Association, as trustee. The senior indenture will be supplemented by a supplemental indenture to be entered into concurrently with the delivery of the senior notes (collectively, the “indenture”). The indenture restricts, among other things:

•	DCL’s ability to incur certain liens securing debt;

•	DCL’s ability to enter into sale and leaseback transactions; and

•	the ability of DCL and DCI to sell all or substantially all of their respective assets or merge or consolidate with or into other companies.

Listing and trading	Application has been made to the Irish Stock Exchange for the approval of this document as Listing Particulars. Application has been made to the Irish Stock Exchange for the senior notes to be admitted to the Official List and trading on the Global Exchange Market, which is the exchange regulated market of the Irish Stock Exchange. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. We cannot assure you that the senior notes will become or will remain listed on the Global Exchange Market. In addition, the senior notes are a new issue of securities with no established trading market. Accordingly, we cannot assure you that a trading market for the senior notes will develop or if one develops, that it will be maintained. See “Risk factors” in this prospectus supplement. The underwriters have advised DCL that they intend to make a market in the senior notes, but they are not obligated to do so and may discontinue their market-making activities at any time without notice. See “Underwriting” for more information about possible market-making activities by the underwriters.

Form and denomination	The senior notes will be issued in the form of one or more fully-registered global securities, without coupons, in denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof. These global securities will be deposited with a common depositary on behalf of Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”) or its nominee. Beneficial interests in the global securities will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear. Except in the limited circumstances described under “Description of senior notes—Book-entry, delivery and form,” senior notes will not be issued in certificated form or exchanged for interests in global securities.

Use of proceeds	DCL intends to use the net proceeds of this offering to fund the cash consideration payable for its previously disclosed acquisition of a controlling interest in Eurosport International, and certain costs associated with that acquisition, as well as for general corporate purposes, including the acquisition of other companies or businesses, repayment and refinancing of debt, working capital, capital expenditures and the repurchase by Discovery of its capital stock. See “Use of proceeds.”

Ratio of earnings to fixed charges	See “Ratio of earnings to fixed charges.”

Trustee	U.S. Bank National Association.

London paying agent	Elavon Financial Services Limited, UK Branch.

Material U.S. tax considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the senior notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See “Certain material U.S. tax considerations.”

Governing law	The indenture and the senior notes will be governed by the laws of the State of New York.

Further issues	DCL may from time to time, without notice to or consent of the registered holders of the senior notes, create and issue additional senior notes, which may include senior notes of the same series, ranking equally and ratably with the senior notes offered hereby in all respects, provided that if such additional senior notes are not fungible with the original senior notes for U.S. federal income tax purposes, such additional senior notes will have separate ISIN and Common Code numbers.

Risk factors

An investment in the senior notes involves risks. You should carefully consider the following risks, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risks and uncertainties included in Item 1A, “Risk Factors,” of the 2013 Annual Report, which is incorporated by reference in this prospectus supplement and under the caption “Forward-looking statements.” If any of the following risks actually occurs, DCL’s and Discovery’s businesses, and your investment in the senior notes, could be negatively affected. These risks and uncertainties are not the only ones they face. Additional risks and uncertainties not presently known to DCL or Discovery, or that they currently deem immaterial, may also materially and adversely affect their business operations, results of operations, financial condition or prospects. If any of these risks materialized, our ability to pay interest on the senior notes when due or to repay the senior notes at maturity could be adversely affected, and the trading price of the senior notes could decline substantially.

The senior notes will be unsecured and, therefore, will be effectively subordinated to any secured debt of DCL. In addition, the senior notes will be guaranteed on an unsecured basis by DCI, and therefore, the guarantee will be effectively subordinated to any secured debt of DCI.

The senior notes will not be secured by any of DCL’s assets, and DCI’s guarantee of the senior notes will not be secured by any of DCI’s assets. As a result, the senior notes and the guarantee are effectively subordinated to any secured debt of DCL and DCI, respectively, in each case to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding involving DCL, the holders of any secured debt of DCL may assert rights against DCL’s secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the senior notes. Similarly, in any liquidation, dissolution, bankruptcy or other similar proceeding involving DCI, the holders of any secured debt of DCI may assert their rights against DCI’s secured assets in order to receive full payment of their debt before DCI’s assets may be used to make payments to the holders of the senior notes under the guarantee. The terms of the indenture limit DCL’s ability to create, incur, assume or permit to exist any liens to secure any debt of DCL. However, these limitations are subject to numerous exceptions. See “Description of senior notes—Certain covenants.” In addition, the terms of the indenture do not limit DCI’s ability to create, incur, assume or permit to exist any liens to secure any debt. As of December 31, 2013, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom, neither DCL nor DCI had any secured debt outstanding. See “Description of senior notes—Ranking.”

DCL conducts a substantial amount of its operations, and DCI conducts all of its operations, through subsidiaries. DCL and DCI may be limited in their ability to access funds from their subsidiaries to service their debt, including the senior notes. In addition, the senior notes will not be guaranteed by the subsidiaries of DCL or DCI.

DCL conducts a substantial amount of its operations, and DCI conducts all of its operations, through subsidiaries. Accordingly, they depend on their subsidiaries’ earnings and advances or loans made by the subsidiaries to them (and potentially dividends or distributions by the subsidiaries to them) to provide funds necessary to meet their obligations, including the payments of principal, premium, if any, and interest on the senior notes. If DCL and DCI are unable to access the cash flows of their respective subsidiaries, they would be unable to meet their debt obligations.

The subsidiaries of DCL and DCI are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the senior notes or to make funds available to them to do so. In addition, the ability of the subsidiaries of DCL and DCI to pay dividends or otherwise transfer assets to them is subject to various restrictions under applicable law and limitations under contractual obligations. In the event of a bankruptcy, liquidation or reorganization of any of DCL’s or DCI’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to DCL or DCI. In addition, the indenture allows DCL and DCI to create new subsidiaries and invest in their subsidiaries, all of whose assets you will not have any claim against.

The senior notes will be effectively subordinated to the existing and future liabilities of DCL’s subsidiaries, and the guarantee will be effectively subordinated to the existing and future liabilities of DCI’s subsidiaries.

DCL’s and DCI’s equity interests in their respective subsidiaries are subordinated to any debt and other liabilities and commitments of their respective subsidiaries to the extent of the value of the assets of such subsidiaries, whether or not secured. As a result, DCL and DCI may not have direct access to the assets of their respective subsidiaries unless those assets are transferred by dividend or otherwise to them. DCL’s right to receive assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the senior notes to participate in those assets, will be effectively subordinated to the claims of creditors of DCL’s subsidiaries. Similarly, DCI’s right to receive assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization will be effectively subordinated to the claims of creditors of DCI’s subsidiaries. As a result, DCI’s obligations under the guarantee may only be satisfied with the remaining assets of its subsidiaries after creditors’ claims against such subsidiaries’ assets have been satisfied. In addition, even if DCL or DCI were creditors of any of their respective subsidiaries, their rights as creditors would be subordinated to any security interest in the assets of their respective subsidiaries, and any debt of their respective subsidiaries secured by those assets would be senior to that held by them. As of December 31, 2013, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom, DCL’s subsidiaries would have had approximately $165 million of indebtedness outstanding, and DCI’s subsidiaries would have had approximately $6.8 billion of indebtedness outstanding, including the aggregate principal amount of the senior notes. See “Description of senior notes—Ranking.”

An active trading market for the senior notes may not develop.

The senior notes are a new issue of securities with no established trading market. Although application has been made to have the senior notes admitted to the Official List of the Irish Stock Exchange and for them to be admitted to trading on its Global Exchange Market within a reasonable period after the issuance thereof, we cannot assure you that the senior notes will become or remain listed or admitted to trading. We may not obtain or maintain such listing on the Official List of the Irish Stock Exchange and if we do not obtain or maintain such listing, we do not intend to list them on any other securities exchange. Failure of the senior notes to be admitted to listing on, or the delisting of the senior notes from, the Official List of the Irish Stock Exchange may have a material adverse effect on a holder’s ability to sell the senior notes. DCL has been informed by the underwriters that they intend to make a market in the senior notes after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading market in the senior notes, and the market price quoted for the senior notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in Discovery’s financial performance or prospects or in the prospects for companies in its industry generally. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. As a result, there can be no assurance that an active trading market will develop for the senior notes. If no active trading market develops, you may not be able to resell your senior notes at their fair market value or at all.

Changes in our credit ratings or the debt markets could adversely affect the trading price of the senior notes.

The trading price for the senior notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;
•	the prevailing interest rates being paid by other companies similar to us;
•	our financial condition, financial performance and future prospects; and
•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the trading price of the senior notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the trading price of the senior notes.

The senior notes do not restrict the ability of DCL or DCI to incur additional debt, repurchase their respective securities or to take other actions that could negatively impact DCL’s or DCI’s ability to pay their obligations under the senior notes or the guarantee, respectively.

Neither DCL nor DCI are restricted under the terms of the senior notes from incurring additional debt or repurchasing their respective securities. In addition, the limited covenants applicable to the senior notes do not require DCL or DCI to achieve or maintain any minimum financial results relating to their respective financial position or results of operations. The ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the senior notes or the guarantee could have the effect of diminishing DCL and DCI’s ability to make payments on the senior notes or the guarantee, respectively, when due.

We may not be able to repurchase all of the senior notes upon a change of control, which would result in a default under the senior notes.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless we have exercised our right to redeem the senior notes, each holder of senior notes will have the right to require us to repurchase all or any part of such holder’s senior notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the senior notes. In addition, our ability to repurchase the senior notes for cash may be limited by law, or by the terms of other agreements relating to our indebtedness outstanding at that time. Our failure to repurchase the senior notes as required under the indenture governing the senior notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the senior notes. See “Description of senior notes—Change of control offer to repurchase.”

Holders of the senior notes will receive payments solely in euro.

All payments of interest on and the principal of the senior notes and any redemption price for the senior notes will be made in euro. We, the underwriters, the trustee and the paying agent with respect to the senior notes will not be obligated to convert, or to assist any registered owner or beneficial owner of senior notes in converting, payments of interest, principal, any redemption price or any additional amount in euro made with respect to the senior notes into U.S. dollars or any other currency.

Holders of the senior notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the senior notes will be required to pay for the senior notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the senior notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the senior notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the senior notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and
•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the senior notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic crisis and the actions taken or to be taken by various national governments in response to the crisis could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a senior note, in the investor’s home currency equivalent of the principal payable at the maturity of that senior note and generally in the investor’s home currency equivalent market value of that senior note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.

The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the senior notes.

Furthermore, the senior notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the senior notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the senior notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the senior notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the senior notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the senior notes.

The senior notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the senior notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the most recently available market exchange rate for euro. Any payment in respect of the senior notes so made in U.S. dollars will not constitute an event of default under the senior notes or the indenture governing the senior notes.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the senior notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such senior notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Ratio of earnings to fixed charges

The following table sets forth DCI’s consolidated ratio of earnings to fixed charges for the periods indicated.

	For the year ended December 31,
	2013	2012	2011	2010	2009

Ratio of earnings to fixed charges(1)(2)	6.1x	6.9x	7.9x	5.4x	4.9x

(1)	For purposes of calculating the ratios above, earnings consist of net income from continuing operations plus provision for income taxes, loss of equity investees, distributions of income from equity investees and fixed charges. Fixed charges include interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.

(2)	On September 17, 2012, DCI sold its postproduction audio business, whose results of operations have been reclassified to discontinued operations for all periods presented.

Use of proceeds

DCL expects the net proceeds from this offering of senior notes to be approximately €295.8 million after deducting the underwriting discount and its estimated expenses related to the offering. DCL intends to use the net proceeds of this offering to fund the cash consideration payable for Discovery’s previously disclosed acquisition of a controlling interest in Eurosport International, which is estimated to be approximately $343 million, and certain costs associated with that acquisition. Any remaining net proceeds will be used for general corporate purposes, including the acquisition of other companies or businesses, repayment and refinancing of debt, working capital, capital expenditures and the repurchase by DCI of its capital stock.

Pending application, DCL may temporarily invest the net proceeds in short-term investments.

Capitalization

The following table sets forth DCI’s capitalization, on a consolidated basis, as of December 31, 2013 on a historical basis and as adjusted to give effect to the sale of the senior notes offered hereby, after deducting the underwriting discount, but before deducting the amount of estimated offering expenses. You should read this table in conjunction with the information contained in DCI’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and DCI’s consolidated financial statements and related notes in the 2013 Annual Report incorporated by reference into this prospectus supplement.

	As of December 31, 2013
(Amounts in millions, except par values)	Actual	As adjusted

Cash and cash equivalents	$408	$814	(1)(2)

Debt:
3.700% Senior Notes due June 2015	850	850
5.625% Senior Notes due August 2019	500	500
5.050% Senior Notes due June 2020	1,300	1,300
4.375% Senior Notes due June 2021	650	650
3.300% Senior Notes due May 2022	500	500
3.250% Senior Notes due April 2023	350	350
6.350% Senior Notes due June 2040	850	850
4.950% Senior Notes due May 2042	500	500
4.875% Senior Notes due April 2043	850	850
2.375% Senior Notes due March 2022 offered hereby	—	411	(1)(3)
Capital lease obligations	165	165
Unamortized discount	(16)	(19	)(1)(4)

Long-term debt, net	6,499	6,907
Redeemable noncontrolling interests	36	36
Equity:
Series A convertible preferred stock, $0.01 par value; 75 shares authorized; 71 shares issued	1	1
Series C convertible preferred stock, $0.01 par value; 75 shares authorized; 44 shares issued	1	1
Series A common stock, $0.01 par value; 1,700 shares authorized; 150 shares issued	1	1
Series B convertible common stock, $0.01 par value; 100 shares authorized; 7 shares issued	—	—
Series C common stock, $0.01 par value; 2,000 shares authorized; 151 shares issued	2	2
Additional paid-in capital	6,826	6,826
Treasury stock, at cost	(3,531)	(3,531)
Retained earnings	2,892	2,892
Accumulated other comprehensive income	4	4

Total Discovery Communications, Inc. stockholders’ equity	6,196	6,196
Noncontrolling interests	1	1

Total equity	6,197	6,197

Total capitalization	$12,732	$13,140

(1)	Amounts associated with this offering have been translated from euro using the exchange rate of €1.00 = $1.3687 on February 26, 2014.
(2)	As adjusted cash and cash equivalents reflects actual cash and cash equivalents as of December 31, 2013, plus the amount of proceeds (net of underwriting discount) received from this offering, but before the payment of estimated offering expenses of $1 million.

(3)	As adjusted amount is the U.S. dollar equivalent of the aggregate principal amount of the senior notes offered hereby.

(4)	As adjusted unamortized discount reflects $3 million of discounts related to the sale of the senior notes offered in this prospectus.

Exchange rates

All payments of interest and principal, including payments made upon any redemption of the senior notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the senior notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the senior notes so made in U.S. dollars will not constitute an event of default under the senior notes or the indenture governing the senior notes.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk factors.”

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate in New York City for cable transfers as announced by the U.S. Federal Reserve Bank of New York for periods prior to 2009 and, for periods and dates thereafter, by the U.S. Federal Reserve Board for euro (expressed in U.S. dollars per €1.00). The rates in this table are provided for your reference only.

Period	High	Low	Period Average(1)	Period End

2008	$1.6010	$1.2446	$1.4726	$1.3919
2009	1.5100	1.2547	1.3935	1.4332
2010	1.4536	1.1959	1.3260	1.3269
2011	1.4875	1.2926	1.3931	1.2973
2012	1.3463	1.2062	1.2858	1.3186
2013	1.3916	1.2774	1.3487	1.3779
2014:
January	1.3682	1.3500	1.3618	1.3500
February (through February 21)	1.3762	1.3507	1.3639	1.3722

(1)	The average of the noon buying rates on each day of the relevant year or period.

Board of directors and executive officers of Discovery

Directors of Discovery Communications, Inc.

The following persons are the members of the board of directors of DCI as of the date of this prospectus supplement. The table sets forth their principal occupations. The business address for each director is One Discovery Place, Silver Spring, Maryland 20910, United States of America.

Director	Principal Occupation

David M. Zaslav	President and CEO, Discovery Communications, Inc.
John S. Hendricks	Founder and Chairman, Discovery Communications, Inc.
S. Decker Anstrom	Former President, Landmark Communications
Robert R. Beck	Independent Financial Consultant
Robert R. Bennett	Managing Director, Hilltop Investments
Paul A. Gould	Managing Director, Allen & Company, LLC
Dr. John C. Malone	Chairman, Liberty Media Corporation and Liberty Global plc
Robert J. Miron	Former Chairman, Advance/Newhouse Communications
Steven A. Miron	CEO, Bright House Networks and Advance/Newhouse Communications
M. LaVoy Robinson	Director, The Anschutz Foundation
J. David Wargo	President, Wargo & Company, Inc.

Sole member of Discovery Communications, LLC

DCL is a limited liability company and does not, and is not required to, have a board of directors. It is a member managed limited liability company and has a sole member, DCH, which is a direct, wholly owned subsidiary of DCI. DCI is the sole member of DCH.

Executive officers of Discovery Communications, Inc. and Discovery Communications, LLC

The following persons are the executive officers (as defined in Rule 3b-7 under the Exchange Act) of DCI, each of whom holds the same officer position at DCL, as of the date of this prospectus supplement. The business address for each officer is One Discovery Place, Silver Spring, Maryland 20910, United States of America.

Executive Officer	Title

David M. Zaslav	President and CEO
Adria Alpert Romm	Senior Executive Vice President, Human Resources and Global Diversity
Bruce Campbell	Senior Executive Vice President, Chief Development Officer and General Counsel
Andrew Warren	Senior Executive Vice President, Chief Financial Officer

As of the date of this prospectus supplement and other than as disclosed in Item 1A of the 2013 Annual Report, neither DCL nor DCI was aware of any potential conflicts of interests between the duties that DCI’s directors, DCH, and the officers of DCI and DCL owed to either DCL or DCI, on the one hand, and their private interests or the duties owed by any of them to any other person, on the other.

DCH directly owns 100% of the equity interests in the Issuer. The rights of DCH as the sole member of the Issuer are contained in the limited liability company agreement of the Issuer, and the Issuer is and will be managed in accordance with that agreement and with the provisions of the Delaware Limited Liability Company Act.

Advance/Newhouse and its affiliates have a 25% beneficial ownership interest in DCI. Advance/Newhouse and its affiliates own all of the outstanding shares of DCI’s preferred stock, which votes with DCI’s common stock on an as-converted basis, except for the election of common stock directors, as to which it has the right to elect three of the directors of DCI. One of DCI’s directors, John Malone has a 29% beneficial ownership in DCI through his ownership of Series B common stock, which entitles the holder to ten votes per share on all matters submitted to a vote of DCI’s common stockholders. The rights of holders of preferred stock and Series B common stock are contained in DCI’s restated certificate of incorporation and DCI is and will be managed in accordance with its restated certificate of incorporation, its bylaws and the General Corporation Law of the State of Delaware.

Description of senior notes

We will issue the senior notes as a separate series of debt securities under the senior indenture, dated as of August 19, 2009, among us, the Guarantor and U.S. Bank National Association, as trustee. The senior indenture will be supplemented by a supplemental indenture to be entered into among us, the Guarantor, the trustee and Elavon Financial Services Limited, UK Branch, as the London paying agent, concurrently with the delivery of the senior notes (collectively, the “indenture”). Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the senior notes is qualified in its entirety by reference to the provisions of the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement have the meanings given to them in the indenture. As used in this “Description of senior notes,” “we,” “our,” “us,” and “DCL” refer to Discovery Communications, LLC, and the “Guarantor” refers to Discovery Communications, Inc. Such terms do not, unless the context otherwise indicates, include the subsidiaries of such entities. The indenture is an exhibit to the registration statement of which the prospectus attached to this prospectus supplement is part. The terms of the senior notes include those stated in the indenture and those which are made a part of the indenture by the Trust Indenture Act. A copy of the indenture is available for inspection at the office of the trustee.

The senior notes will be issued in an initial aggregate principal amount of €300 million The senior notes will be issued only in registered form, without coupons, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

General

The specific terms of the senior notes are set forth below:

•	Title: 2.375% Senior Notes due 2022.

•	Initial principal amount being issued: €300 million in aggregate principal amount of 2.375% Senior Notes due 2022.

•	Stated maturity date: The senior notes will mature on March 7, 2022.

•	Interest rate: The senior notes will bear interest at the rate of 2.375% per annum.

•	Date interest starts accruing: Interest on the senior notes will start accruing on March 7, 2014.

•	Interest payment date: Interest on the senior notes will be paid annually on March 7.

•	First interest payment date: The first interest payment on the senior notes will be made on March 7, 2015.

•	Regular record date for interest: The regular record date for interest on the senior notes will be the preceding February 20 of each year.

•

Computation of interest: Interest on the senior notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the senior notes (or March 7, 2014 if no interest has been paid on the senior notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.

•

Form of senior notes: The senior notes will be in the form of one or more global senior notes that we will deposit with or on behalf of a common depositary for the accounts of Euroclear and Clearstream and will be registered in the name of the nominee of the common depositary.

•	Sinking fund: The senior notes will not be subject to any sinking fund.

•

Ranking: The senior notes will constitute a separate series of our unsecured and unsubordinated senior debt securities, ranking equally and ratably with any other unsecured and unsubordinated debt of ours. See “—Ranking” below.

•

Guarantee: Payment of the principal of (and premium, if any, on) and interest on the senior notes, and all other amounts due under the indenture, will be unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor. See “—Guarantee” below.

•	Paying Agent: The paying agent for the senior notes will initially be Elavon Financial Services Limited, UK Branch.

•

London Office for Payment, Exchange and Transfer: Each of DCL and the Guarantor designates as an agency where the senior notes may be presented for payment, exchange or registration of transfer, in each case as provided in the Indenture, the office of the paying agent at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom.

Application has been made to list the senior notes and to have the senior notes admitted to trading on the Irish Stock Exchange. The listing application is subject to approval by the Irish Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the senior notes at any time, as described below under “Listing and general information”. Arthur Cox Listings Services Limited will be the listing agent for the senior notes in Ireland.

Payments in euro

Initial holders will be required to pay for the senior notes in euro, and all payments of interest and principal, including payments made upon any redemption of the senior notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to DCL due to the imposition of exchange controls or other circumstances beyond DCL’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the senior notes will be made in U.S. dollars until the euro is again available to DCL or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the senior notes so made in U.S. dollars will not constitute an Event of Default under the senior notes or the indenture governing the senior notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the forgoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk factors.”

Ranking

The senior notes will be unsecured senior obligations of DCL and, as such, will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of DCL and senior in right of payment to all future subordinated indebtedness of DCL. Because the senior notes will not be secured, they will be effectively subordinated to any future secured indebtedness of DCL to the extent of the value of the collateral securing that indebtedness. The senior notes will also be effectively subordinated to any indebtedness and other liabilities of the subsidiaries of DCL.

As of December 31, 2013, DCL had approximately $6.35 billion in aggregate principal amount of indebtedness outstanding that would have ranked equally and ratably in right of payment with the senior notes offered by this prospectus supplement and the accompanying prospectus, and DCL had no secured indebtedness outstanding, and DCL’s subsidiaries had approximately $165 million in aggregate principal amount of indebtedness outstanding, which the senior notes offered by this prospectus supplement and the accompanying prospectus would have been effectively subordinated to. See “Capitalization” and “Use of proceeds” in this prospectus supplement.

Business day

A “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. If any interest payment date, maturity date or redemption date is not a business day, then the related payment for such interest payment date, maturity date or redemption date shall be paid on the next succeeding business day with the same force and effect as if made on such interest payment date, maturity date or redemption date, as the case may be, and no further interest shall accrue as a result of such delay.

Guarantee

Payment of the principal of (and premium, if any, on) and interest on the senior notes and all other amounts due under the indenture, will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor. The guarantee of the senior notes will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Guarantor, and senior in right of payment to all future subordinated indebtedness of the Guarantor. Because the guarantee of the senior notes will not be secured, it will be effectively subordinated to any existing and future secured indebtedness of the Guarantor to the extent of the value of the collateral securing that indebtedness. The guarantee will also be effectively subordinated to any indebtedness and other liabilities of the subsidiaries of the Guarantor, other than DCL.

As of December 31, 2013, on a pro forma basis after giving effect to the offering of the senior notes and the application of the estimated proceeds therefrom, the Guarantor’s outstanding indebtedness consisted only of its guarantee of the senior notes offered by this prospectus and its guarantee of $6.35 billion aggregate principal amount of DCL’s other senior notes. As of December 31, 2013, the Guarantor’s subsidiaries, other than DCL, would have had approximately

$165 million in aggregate principal amount of indebtedness outstanding, all of which would have been effectively senior to the guarantee of the senior notes. See “Capitalization” and “Use of proceeds” in this prospectus supplement.

Further issues

We may from time to time, without notice to, or the consent of, the registered holders of the senior notes, create and issue additional senior notes ranking equally and ratably with the senior notes offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional senior notes or except for the first payment of interest following the issue date of such additional senior notes), so that such additional senior notes will be consolidated and form a single series with the senior notes offered hereby and will have the same terms as to status, redemption or otherwise as the senior notes offered hereby, provided that if such additional senior notes are not fungible with the original senior notes for U.S. federal income tax purposes, such additional senior notes will have separate ISIN and Common Code numbers.

Optional redemption

The senior notes will be redeemable in whole or in part, at the option of DCL at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the senior notes to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the senior notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 20 basis points, plus accrued interest on the principal amount being redeemed to the date of redemption.

“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the senior notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by DCL.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by DCL, a German government bond whose maturity is closest to the maturity of the senior notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by DCL, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to each senior note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such senior note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the senior notes to be redeemed. Unless DCL defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes or portions thereof called for redemption.

If less than all of the senior notes are to be redeemed, the senior notes to be redeemed shall be selected by the trustee by such method the trustee deems to be fair and appropriate in accordance with applicable depositary procedures.

The senior notes are also subject to redemption prior to maturity if certain events occur involving U.S. taxation. If any of these special tax events do occur, the senior notes will be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date fixed for redemption. See “—Redemption for tax reasons.”

Payment of additional amounts

DCL will, subject to the exceptions and limitations set forth below, pay as additional interest on senior notes such additional amounts as are necessary in order that the net payment by DCL of the principal of and interest on the senior notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the senior notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

1.	to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such senior note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

a.	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

b.	having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the senior notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

c.	being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

d.	being or having been a “10-percent shareholder” of Discovery as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

e.	being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

2.	to any holder that is not the sole beneficial owner of the senior notes, or a portion of the senior notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

3.	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the senior notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

4.	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

5.	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

6.	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

7.	to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

8.	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any senior note, if such payment can be made without such withholding by at least one other paying agent;

9.	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any senior note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

10.	to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the senior notes in the ordinary course of its lending business or (ii) that is neither (A) buying the senior notes for investment purposes only nor (B) buying the senior notes for resale to a third-party that either is not a bank or holding the senior notes for investment purposes only;

11.	to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code; or

12.	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11).

The senior notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the senior notes. Except as specifically provided under this heading “—Payment of additional amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this heading “—Payment of additional amounts” and under the heading “—Redemption for tax reasons”, the term “United States” means the United States of America, the states of the United States, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for tax reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, DCL becomes or, based upon a written opinion of independent counsel selected by DCL, DCL will become obligated to pay additional amounts as described herein under the heading “—Payment of additional amounts” with respect to the senior notes, then DCL may at any time at its option redeem, in whole, but not in part, the senior notes on not less than 15 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those senior notes to, but not including, the date fixed for redemption.

Change of control offer to repurchase

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the senior notes in full, as described under “Optional redemption,” holders of senior notes will have the right to require us to repurchase all or a portion of such holder’s senior notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of holders of senior notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to holders of senior notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of senior notes electing to have their senior notes repurchased pursuant to a Change of Control Offer will be required to surrender their senior notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the senior note completed, to the paying agent at the address specified in the notice, or transfer their senior notes to the London paying agent by book-entry transfer pursuant to the applicable procedures of the London paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all senior notes properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the senior notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the senior notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the senior notes by virtue of any such conflict.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior notes to require us to repurchase the senior notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole, to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

For purposes of the Change of Control Offer discussion above, the following definitions are applicable:

“Below Investment Grade Rating Event ” with respect to the senior notes means that such senior notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by the Guarantor or DCL of an arrangement that results in a Change of Control until the end of the 60-day period following public notice by the Guarantor or DCL of the occurrence of a Change of Control (which period will be extended so long as the rating of such senior notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event), if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Guarantor and its subsidiaries, or DCL and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Guarantor or one of its subsidiaries;

(2)	the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Significant Shareholder or any combination of Significant Shareholders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Guarantor or DCL, measured by voting power rather than number of shares;

(3)	the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of the Guarantor’s common stock, following which any Significant Shareholder or any combination of Significant Shareholders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the outstanding Voting Stock of the Guarantor or DCL, measured by voting power rather than number of shares;

(4)	the first day on which the majority of the members of the board of directors of the Guarantor cease to be Continuing Directors; or

(5)	the adoption of a plan relating to the liquidation, dissolution or winding up of the Guarantor.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors (or equivalent body) of the Guarantor who:

(1)	was a member of such board of directors on the date of the issuance of the senior notes; or

(2)	was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“DCL” means Discovery Communications, LLC and any successor thereto permitted under the indenture.

“Fitch” means Fitch Ratings Ltd., and its successors.

“Guarantor” means Discovery Communications, Inc. and any successor thereto permitted under the indenture.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means (1) each of S&P, Moody’s and Fitch; and (2) if any of S&P, Moody’s or Fitch ceases to rate the senior notes or fails to make a rating of the senior notes publicly available for reasons outside of DCL’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of the board of directors of the Guarantor and reasonably acceptable to the trustee) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Significant Shareholder” means each of (a) Advance/Newhouse Programming Partnership, (b) the Guarantor or any of its subsidiaries and (c) any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act) if 50% or more of the Voting Stock of such person is “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by Advance/Newhouse Programming Partnership or the Guarantor or one of its subsidiaries or any combination thereof.

“Voting Stock” of any specified person as of any date means any and all shares or equity interests (however designated) of such person that are at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person, as applicable.

Certain covenants

The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior notes protection in the event of a sudden and significant decline in the credit quality of the Guarantor or DCL or a takeover, recapitalization or highly leveraged or similar transaction involving the Guarantor or DCL.

Limitation on liens

DCL will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any property or asset, to secure any debt of DCL, any subsidiary or any other person, or permit any subsidiary to do so, without securing the senior notes equally and ratably with such debt for so long as such debt will be so secured, subject to certain exceptions. The exceptions include:

•	liens existing on the date of this prospectus supplement;

•

liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person or liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such liens were not created in connection with such person becoming a subsidiary or such assets being acquired;

•

liens on assets created at the time of or within 12 months after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•

liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding);

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens in favor of only the Guarantor, DCL or one or more subsidiaries granted by DCL or a subsidiary to secure any obligations owed to the Guarantor, DCL or a subsidiary of the Guarantor;

•

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’, landlords’ and similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;

•

pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by the Employment Retirement Income Security Act of 1974, as amended from time to time;

•

deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

•

liens arising out of a judgment, decree or order of court being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Guarantor, DCL or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•

liens for taxes not yet due and payable, or being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Guarantor, DCL or the books of their subsidiaries, as the case may be, in conformity with GAAP;

•

easements, rights of way, restrictions and similar liens affecting real property incurred in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the Guarantor, DCL or of such subsidiary;

•

liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•

liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Guarantor or any of its subsidiaries from fluctuations in interest rates or currencies;

•

liens in the nature of voting, equity transfer, redemptive rights or similar terms under any such agreement or other term customarily found in such agreements, in each case, encumbering DCL’s or such subsidiary’s equity interests or other investments in such subsidiary or other person;

•

liens created in favor of a producer or supplier of television programming or films over distribution revenues and/or distribution rights which are allocable to such producer or supplier under related distribution arrangements; or

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions described under “—Limitation on sale and leasebacks” below, do not at any time exceed 10% of the Guarantor’s total consolidated assets.

Limitation on sale and leasebacks

DCL will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which DCL or any subsidiary leases any property that has been or is to be sold or transferred by DCL or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if DCL or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding senior notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only DCL and a subsidiary of DCL or only between subsidiaries of DCL; and

•

leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Notwithstanding the foregoing, a sale and leaseback transaction regarding the real property in Silver Spring, Maryland and DCL’s headquarters building located on such property will not be subject to the limitations described above and the provisions described in “—Limitation on liens.”

Consolidation, merger and sale of assets

Neither DCL nor the Guarantor may consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

•

(1) DCL or the Guarantor is the surviving entity, as applicable, or (2) the successor entity, if other than DCL or the Guarantor is a U.S. corporation, partnership, limited liability company or trust and assumes by supplemental indenture all of DCL’s or the Guarantor’s obligations, as applicable, under the senior notes or the guarantee, respectively, and the indenture;

•

immediately after giving effect to the transaction, no Event of Default (as defined below), and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

•

as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of DCL or the Guarantor or any of its subsidiaries would become subject to any lien that would not be permitted by the lien restriction described above without equally and ratably securing the senior notes, DCL or the Guarantor or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the senior notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, we must deliver to the trustee an officers’ certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity to DCL or the Guarantor, the successor entity will succeed to, and be substituted for, DCL or the Guarantor, respectively, under the indenture and DCL or the Guarantor, respectively, will be released from its obligations under the senior notes or the guarantee, as applicable, and the indenture.

Events of default

Any one of the following is an “Event of Default”:

•	if DCL defaults in the payment of interest on the senior notes, and such default continues for 30 days;

•	if DCL defaults in the payment of the principal or any premium on the senior notes when due by declaration, when called for redemption or otherwise;

•

if either the Guarantor or DCL fails to perform or breaches any covenant or warranty in the senior notes or in the indenture and applicable to the senior notes or guarantee continuing for 90 days after notice to DCL by the trustee or by holders of at least 25% in principal amount of the outstanding senior notes;

•	if certain events of bankruptcy or insolvency occur with respect to DCL or the Guarantor (the “bankruptcy or insolvency provision”);

•

the guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under the indenture or the guarantee; and

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Guarantor, DCL or any of their subsidiaries (or the payment of which is guaranteed by the Guarantor, DCL or any of their subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this prospectus supplement, if that default:

•	is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its express maturity (an “Acceleration Event”),

and (i) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $100 million or more and (ii) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes.

If the euro is unavailable to DCL due to the imposition of exchange controls or other circumstances beyond DCL’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the senior notes will be made in U.S. dollars until the euro is again available to DCL or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the senior notes so made in U.S. dollars will not constitute an Event of Default.

If an Event of Default (other than the bankruptcy or insolvency provision) with respect to the senior notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes may declare the principal of all the senior notes to be due and payable. When such declaration is made, such principal will be immediately due and payable. If a bankruptcy or insolvency event occurs, the principal of and accrued and unpaid interest on the senior notes will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the senior notes. The holders of a majority in principal amount of senior notes may rescind such declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration).

Holders of senior notes may not enforce the indenture or the senior notes, except as provided in the indenture. The trustee may require indemnity satisfactory to it before it enforces the indenture or the senior notes. Subject to certain limitations, the holders of more than 50% in principal amount of the outstanding senior notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. The trustee may withhold from holders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interests.

Amendment and waiver

In addition to the circumstances described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Modification and Waiver” in the accompanying prospectus, without the consent of the holder of each senior note affected thereby, an amendment or modification of, or waiver of any provision contained in, the indenture may not:

•

reduce the amount payable upon the repurchase of any senior note or change the time at which any senior note may be repurchased as described under “—Change of control offer to repurchase,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

•	make any change to the guarantee in any manner adverse to the holders of senior notes.

Defeasance and covenant defeasance

The provisions described under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Discharge and Defeasance” in the accompanying prospectus are applicable to the senior notes. If we effect covenant defeasance with respect to the senior notes as described in the accompanying prospectus, then the covenants described above under “—Certain covenants” and “—Change of control offer to repurchase” will cease to be applicable to the senior notes.

With respect to the senior notes, the obligations referred to in paragraph (b)(ii) under “Description of Debt Securities—Certain Terms of the Senior Debt Securities—Discharge and Defeasance” in the accompanying prospectus shall refer to (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

Governing law

The indenture and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York.

The trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of the Guarantor, DCL or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Book-entry, delivery and form

We have obtained the information in this section concerning Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The senior notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the senior notes and all transfers relating to the senior notes will be reflected in the book-entry records of Clearstream and Euroclear. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium.

The distribution of the senior notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the senior notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the senior notes will receive payments relating to their senior notes in euro, except as described in this prospectus supplement under “Exchange rates” and “—Payments in euro.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the senior notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the senior notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the senior notes will not be entitled to have the senior notes registered in their names, will not receive or be entitled to receive physical delivery of the senior notes in definitive form and will not be considered the owners or holders of the senior notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a senior note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of senior notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between

Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the senior notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the senior notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and settlement procedures

We understand that investors that hold their senior notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Senior notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the senior notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the senior notes, or to make or receive a payment or delivery of the senior notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of senior notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated notes

If the depositary for any of the senior notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue senior notes in definitive form in exchange for the registered global note that had been held by the depositary. Any senior notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the senior notes shall no longer be represented by a global note and will issue senior notes in definitive form in exchange for such global note pursuant to the procedure described above.

Certain material U.S. tax considerations

The following is a summary of certain material U.S. federal income tax considerations related to the purchase, ownership and disposition of the senior notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with senior notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases senior notes on original issuance at the initial offering price at which a substantial amount of the senior notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income tax related to the purchase, ownership and disposition of the senior notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding senior notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of senior notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. federal alternative minimum tax consequences, if any;

•	the potential application of the Medicare tax on net investment income;

•	any state, local or foreign tax consequences; and

•	U.S. federal estate or gift taxes, if any.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds senior notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their own tax advisors.

This summary of material U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. If you are considering the purchase of senior notes, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of senior notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of senior notes that is not a U.S. holder. Non-U.S. holders should consult their own tax advisors to determine the U.S. federal, foreign, state, local and any other tax consequences that may be relevant to them.

Consequences to U.S. holders

Payments of interest

Subject to the discussion below under “Additional payments”, interest on a senior note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the issue price of the senior notes will be equal to the stated principal amount or if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury Regulations) and the senior notes will not be issued with original issue discount.

A U.S. holder that uses the cash method of tax accounting and that receives a payment of interest will be required to include in income the U.S. dollar value of the euro payment (determined based on a spot rate on the date the payment is received), and this U.S. dollar value will be the U.S. holder’s tax basis in the euro received.

A U.S. holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a senior note during an accrual period. The U.S. dollar value of the accrued income generally will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. holder will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). If a U.S. holder does not wish to translate interest income using the average exchange rate, certain alternative elections may be available. The U.S. dollar value of the euro payment received will be the U.S. holder’s tax basis in the euro received.

Additional payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the senior notes. For example, if we are required to repurchase the senior notes in connection with a Change of Control Triggering Event as described in “Description of senior notes—Change of control offer to repurchase,” we must pay a 1% premium. The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “nonfunctional currency contingent payment debt instruments.” However, the possibility that additional payments will be made will not cause the senior notes to be nonfunctional currency contingent payment debt instruments if, as of the date the senior notes are issued, there is only a remote chance that such payments will be made or certain other exceptions apply. We have determined and intend to take the position (and the remainder of this discussion assumes) that the possibility of such events occurring will not subject the senior notes to the nonfunctional currency contingent payment debt rules. If any additional payments are in fact made, U.S. holders generally will be required to recognize such amounts as income. U.S. holders should consult their tax advisors regarding the tax consequences if the senior notes were treated as nonfunctional currency contingent payment debt instruments.

Sale, redemption or other taxable disposition of senior notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a senior note equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the senior note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of interest” above.

A U.S. holder’s tax basis in a senior note will be the U.S. dollar value of the euro amount paid for the senior note, determined on the date of the purchase. A U.S. holder’s amount realized generally will equal the U.S. dollar value of the euro received, calculated at the exchange rate in effect on the date of disposition, plus the fair market value of any other property received, in exchange for the senior note. If the senior notes are traded on an established securities market, special rules will apply for purposes of determining the exchange rate to use in translating euro to U.S. dollars.

Except to the extent of foreign currency gain or loss, as described below, any gain or loss recognized on a taxable disposition of a senior note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of a senior note, a U.S. holder is treated as holding the senior note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

A U.S. holder may recognize foreign currency gain or loss upon the sale, exchange or other taxable disposition of a senior note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. holder’s purchase price in euro of the senior note, determined using the spot price on the date the senior note is disposed of, and (ii) the U.S. dollar value of the U.S. holder’s purchase price in euro of the senior note, determined using the spot price on the date the U.S. holder acquired the senior note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, exchange or other taxable disposition of the senior note. Any such gain or loss generally will be ordinary income or loss.

If a U.S. holder recognizes a loss upon a sale or other taxable disposition of a senior note and such loss is above certain thresholds, the U.S. holder may be required to file a disclosure statement with the IRS. U.S. holders should consult their tax advisors regarding this reporting obligation.

A U.S. holder will have a tax basis in any euro received on the sale, exchange or other taxable disposition of a senior note equal to the U.S. dollar value of the euro, determined at the time of sale, exchange or other taxable disposition.

Sale of euro

If a U.S. holder sells the euro received as a principal or interest payment or in exchange for a senior note, the U.S. holder will have taxable gain or loss equal to the difference between the amount of U.S. dollars received (or the U.S. dollar fair market value of any property received) and the U.S. holder’s tax basis in the euro. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will be ordinary income or loss.

A U.S. holder who purchases a senior note with previously owned euro will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the euro and the U.S. dollar fair market value of the senior note on the date of purchase.

The foreign currency rules applicable to the senior notes are complex and their application may depend on a holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a holder should make any of these elections may depend on the holder’s particular federal income tax situation. U.S. holders are therefore urged to consult their own tax advisors regarding the application of the foreign currency rules to their ownership and disposition of the senior notes.

Information reporting and backup withholding

Information reporting requirements generally will apply to payments of interest on the senior notes and to the proceeds of a sale of a senior note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding at the applicable rate (currently 28%) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of its exempt status, (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. holders

Payments of interest

In general, payments of interest on the senior notes to a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business and backup withholding, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of Discovery stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a senior note is described in Section 881(c)(3)(A) of the Code; and

•

the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (b) the non-U.S. holder holds the senior notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the senior notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.

If (i) a non-U.S. holder is engaged in a trade or business in the United States, (ii) interest on the senior notes is effectively connected with the conduct of that trade or business and (iii) if required by an applicable income tax treaty, such interest is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, redemption or other taxable disposition of senior notes

Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a senior note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the senior notes, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax (or a lesser rate under an applicable income tax treaty) on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information reporting and backup withholding

Generally, the applicable withholding agent must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make or the proceeds of the sale of a senior note, provided that the certification described above in the last bullet point under “Consequences to non-U.S. holders—Payments of interest” has been received and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (or FATCA), enacted in 2010, generally imposes a 30% U.S. federal withholding tax on certain types of payments, such as U.S.-source interest income on debt obligations and the gross proceeds from the disposition of debt obligations that can give rise to U.S.-source interest income, paid after specified dates to “foreign financial institutions”

(whether as a beneficial owner or an intermediary) and certain other non-financial foreign entities unless the entity meets certain requirements or is otherwise exempt. Under final U.S. Treasury Regulations and IRS Notice 2013-43 released on July 12, 2013, this legislation will generally not apply to debt obligations outstanding on July 1, 2014, unless the debt obligation undergoes a significant modification (within the meaning of the U.S. Treasury Regulations) on or after that date. Accordingly, this legislation will not apply to the senior notes unless the senior notes are significantly modified (within the meaning of the U.S. Treasury Regulations) on or after July 1, 2014. You are encouraged to consult your tax advisor regarding the possible implications of this legislation with respect to your investment in the senior notes.

Underwriting

Subject to the terms and conditions in the underwriting agreement among us, the Guarantor and J.P. Morgan Securities plc, BNP Paribas, Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Merrill Lynch International and The Royal Bank of Scotland plc, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the senior notes that appears opposite its name in the table below:

Underwriters	Principal Amount of senior notes

J.P. Morgan Securities plc	€126,000,000
BNP Paribas	57,000,000
Citigroup Global Markets Limited	19,500,000
Crédit Agricole Corporate and Investment Bank	19,500,000
Credit Suisse Securities (Europe) Limited	19,500,000
Goldman, Sachs & Co.	19,500,000
Merrill Lynch International	19,500,000
The Royal Bank of Scotland plc	19,500,000

Total	€300,000,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase senior notes from us, are several and not joint. The underwriters have agreed to purchase all of the senior notes if any of them are purchased.

The underwriters initially propose to offer the senior notes to the public at the public offering price that appears on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell senior notes through certain of their affiliates.

In the underwriting agreement, we have agreed that:

•

We will pay our expenses for printing, registration fees, rating agency fees and other expenses (other than estimated discounts and commissions of the underwriters) related to the offering, which we estimate will be $1 million.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering of senior notes (expressed as a percentage of the principal amount of the senior notes):

Paid by DCL

Per senior note	0.500%
Total	€1,500,000

The senior notes are a new issue of securities for which there is no established trading market. Although application has been made to have the senior notes admitted to the Official List of the Irish Stock Exchange and for them to be admitted to trading on its Global Exchange Market within a reasonable period after the issuance thereof, we cannot assure you that the senior notes will become or remain listed or admitted to trading. We may not obtain or maintain such listing on the Official List of the Irish Stock Exchange and if we do not obtain or maintain such listing, we do not intend to list them on any other securities exchange. Failure of the senior notes to be admitted to listing on, or the delisting of the senior notes from, the Official List of the Irish Stock Exchange may have a material adverse effect on a holder’s ability to sell the senior notes. The underwriters have advised us that they intend to make a market in the senior notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so and they may discontinue their market-making activities at any time without notice. Accordingly, an active public trading market for the senior notes may not develop, and the market price and liquidity of the senior notes may be adversely affected.

In connection with the offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the senior notes in the open market for the purpose of pegging, fixing or maintaining the price of the senior notes. Syndicate covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the senior notes to be higher than it would otherwise be in the absence of those transactions. The underwriters are not required to engage in stabilizing or syndicate covering transactions and if they engage in such transactions, they may discontinue them at any time.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of senior notes which are the subject of the offering contemplated by this Prospectus Supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of senior notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of senior notes to the public” in relation to any senior notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe for the senior notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the senior notes in circumstances in which Section 21(1) of the FSMA would not, if we were not an authorized person, apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

We expect to deliver the senior notes against payment for the senior notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the senior notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade senior notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the senior notes initially will settle in T+5, to specify an alternate settlement arrangement to prevent a failed settlement.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of senior notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us, Discovery and our respective affiliates in the ordinary course of business, including acting as underwriters or managers of our respective securities offerings. They have received and may continue to receive customary fees and commissions for these transactions. Certain of the underwriters or their affiliates currently serve as lenders and/or agents under Discovery’s revolving credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

Certain legal matters in connection with the senior notes offered hereby and the guarantee will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP and for the underwriters by Davis Polk & Wardwell LLP.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report, which as of December 31, 2013 contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of internal control over financial reporting of the SBS Nordic business that the registrant acquired, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Listing and general information

1. The issuance of the senior notes and the issuance of the guarantee have been authorized by the resolutions of the Issuer’s Sole Member and the Guarantor’s Board of Directors, respectively, each dated February 3, 2014.

2. Discovery Communications, LLC, the Issuer, is an indirect, wholly-owned subsidiary of the Guarantor. The Issuer’s predecessor was incorporated on April 12, 1991 as a corporation organized under the laws of the State of Delaware and was converted into a limited liability company organized under the laws of the State of Delaware on May 14, 2007. The I.R.S. Employer Identification Number of the Issuer is 32-0204298.

Discovery Communications, Inc., the Guarantor, is a publicly held corporation organized under the laws of the State of Delaware. The Guarantor was incorporated on April 28, 2008. The I.R.S. Employer Identification Number of the Guarantor is 35-2333914.

The Issuer’s, DCH’s and the Guarantor’s principal executive offices are located at One Discovery Place, Silver Spring, Maryland 20910, and the telephone number is (240) 662-2000.

3. There has been no material adverse change in the prospects of the Guarantor since the date of its last published audited statements and there has been no significant change in the financial or trading position of the Guarantor since December 31, 2013, the end of the last financial period for which either the audited financial information or interim financial information has been published.

4. Except as disclosed or incorporated by reference in this Listing Particulars, (i) the Issuer has not, during the previous 12 months been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware), which have had in the recent past, or may have, a significant effect on its financial position and profitability and (ii) the Guarantor has not, during the previous 12 months been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Guarantor is aware), which have had in the recent past, or may have, a significant effect on its financial position and profitability.

5. For so long as the senior notes are admitted to the Official List and traded on the Global Exchange Market of the Irish Stock Exchange, copies of the following documents in physical format may be obtained during normal business hours, at the Issuer’s and the Guarantor’s principal offices, at the address listed on the inside back cover page of this Listing Particulars:

•	the Guarantor’s latest published audited fiscal year-end financial statements for the fiscal years ended December 31, 2013 and December 31, 2012;

•	the Guarantor’s Restated Certificate of Incorporation and bylaws;

•	the Issuer’s Certificate of Conversion, Certificate of Formation, as amended, and Limited Liability Company Agreement; and

•	the indenture (including the relevant supplemental indenture thereto) governing the senior notes.

6. For so long as the senior notes are admitted to the Official List and traded on the Global Exchange Market of the Irish Stock Exchange, copies of this Listing Particulars will be available free of charge at the Issuer’s and the Guarantor’s principal offices, at the address listed on the inside back cover page of this Listing Particulars. In addition, copies, in physical format, of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Guarantor files with the SEC may be obtained free of charge at the Issuer’s and the Guarantor’s principal offices. Those documents may also be reviewed in electronic format at the website www.discoverycommunications.com.

7. Any websites referred to herein do not form a part of this Listing Particulars.

8. Arthur Cox Listing Services Limited is acting solely in its capacity as listing agent for the Issuer and the Guarantor in relation to the senior notes and is not itself seeking admission of the senior notes to the Official List of the Irish Stock Exchange or to trading on the Global Exchange Market of the Irish Stock Exchange.

9. The expenses in relation to the admission of the senior notes to trading on the Global Exchange Market of the Irish Stock Exchange will be approximately €5,000.

10. The global securities representing the senior notes have been accepted for clearance through Clearstream and Euroclear under Common Code 098270868 and the ISIN for the senior notes is XS0982708686.

PROSPECTUS

Discovery Communications, Inc.

Debt Securities

(guaranteed to the extent provided herein by Discovery Communications Holding, LLC and/or Discovery Communications, LLC)

Series A Common Stock

Series C Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

Discovery Communications Holding, LLC

Debt Securities

(guaranteed to the extent provided herein by Discovery Communications, LLC and/or Discovery Communications, Inc.)

Discovery Communications, LLC

Debt Securities

(guaranteed to the extent provided herein by Discovery Communications Holding, LLC and/or Discovery Communications, Inc.)

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Discovery Communications, Inc. has three series of common stock, Series A, Series B and Series C, which trade on the Nasdaq Global Select Market under the symbols DISCA, DISCB and DISCK, respectively.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Our principal executive offices are located at One Discovery Place, Silver Spring, Maryland 20910, and our telephone number is (240) 662-2000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2012

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Discovery Communications, Inc., a Delaware corporation, and its consolidated subsidiaries; the term “Discovery” means Discovery Communications, Inc.; the term “DCH” means Discovery Communications Holding, LLC, a Delaware limited liability company that is an indirect wholly-owned consolidated subsidiary of Discovery; and the term “DCL” means Discovery Communications, LLC, a Delaware limited liability company that is an indirect wholly-owned consolidated subsidiary of Discovery.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. Discovery may offer any of the following securities: debt securities, Series A common stock, Series C common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units and warrants. DCH may offer debt securities guaranteed by DCL and/or Discovery. DCL may offer debt securities guaranteed by DCH and/or Discovery.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

WHERE YOU CAN FIND MORE INFORMATION

Discovery files annual, quarterly and current reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by Discovery with the SEC are also available on its website at http://www.discoverycommunications.com. Discovery’s website is not a part of this prospectus and is not incorporated by reference into this prospectus. You may also read and copy any document Discovery files at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34177) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 17, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 8, 2012;

•	Current Reports on Form 8-K filed on January 9, 2012, January 23, 2012, April 4, 2012, April 30, 2012, May 11, 2012, May 17, 2012, May 18, 2012, May 23, 2012 and June 1, 2012; and

•

The descriptions of Discovery’s common stock and rights plan contained in its Registration Statements on Form 8-A filed on September 12, 2008, including any amendments or reports filed for the purpose of updating such descriptions.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

One Discovery Place

Silver Spring, MD 20910

(240) 662-2000

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus, as well as in other public statements we may make, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, integration of acquired businesses, new service offerings, financial prospects and anticipated sources and uses of capital. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following is a list of some, but not all, of the factors that could cause actual results or events to differ materially from those anticipated:

•	the inability of advertisers or affiliates to remit payment to us in a timely manner or at all;

•	general economic and business conditions;

•	industry trends, including the timing of, and spending on, feature film, television and television commercial production;

•	spending on domestic and foreign television advertising;

•	market demand for foreign first-run and existing content libraries;

•	the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

•	continued consolidation of broadband distribution and production companies;

•	uncertainties inherent in the development of new business lines and business strategies;

•	uncertainties regarding the financial performance of our equity method investees;

•	integration of acquired businesses;

•	uncertainties associated with product and service development and market acceptance, including the development and provision of programming for new television and telecommunications technologies;

•

changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand (“VOD”), internet protocol television, mobile personal devices and personal tablets and their impact on television advertising revenue;

•	rapid technological changes;

•	future financial performance, including availability, terms, and deployment of capital;

•	fluctuations in foreign currency exchange rates and political unrest in international markets;

•	the ability of suppliers and vendors to deliver products, equipment, software and services;

•	the outcome of any pending or threatened litigation;

•	availability of qualified personnel;

•	the possibility of an industry-wide strike or other job action affecting a major entertainment industry union, or the duration of any existing strike or job action;

•

changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission and adverse outcomes from regulatory proceedings;

•	changes in income taxes applicable to our operations due to regulatory changes or changes in our corporate structure;

•	changes in the nature of key strategic relationships with partners and equity method investee partners;

•	competitor responses to our products and services and the products and services of the entities in which we have interests;

•	threatened terrorist attacks and military action;

•	reduced access to capital markets or significant increases in costs to borrow;

•	a failure to secure affiliate agreements or renewal of such agreements on less favorable terms; and

•	a reduction of advertising revenue associated with unexpected reductions in the number of subscribers.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this prospectus is filed with the SEC. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in Discovery, DCH or DCL should consider all risks and uncertainties disclosed in our SEC filings, described above under the section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

ABOUT THE REGISTRANTS

Discovery Communications, Inc.

Discovery is a global nonfiction media and entertainment company that provides programming across multiple distribution platforms throughout the world. We distribute customized programming, in over 40 languages, in the U.S. and over 200 other countries and territories. Our global portfolio of networks includes prominent television brands such as Discovery Channel, one of the first nonfiction networks and our most widely distributed global brand, TLC and Animal Planet. We also have a diversified portfolio of websites and other digital media services, develop and sell curriculum-based products and services and provide postproduction audio services.

Our objectives are to invest in content for our networks to build viewership, optimize distribution revenue, capture advertising sales and create or reposition additional branded channels and businesses that can sustain long-term growth and occupy a desired programming niche with strong consumer appeal. Our strategy is to optimize the distribution, ratings and profit potential of each of our branded networks. In addition to growing distribution and advertising revenues for our branded networks, we are extending content distribution across new platforms, including brand-aligned websites, mobile devices, VOD, broadband channels and on-line streaming, which provide promotional platforms for our television programming and serve as additional outlets for advertising and distribution revenues.

Our content spans genres including science, exploration, survival, natural history, sustainability, technology, docu-series, anthropology, paleontology, history, space, archaeology, health and wellness, engineering, adventure, lifestyles, forensics, civilizations and current events. Our programming tends to maintain its relevance for an extended period of time. As a result, a significant amount of our content translates well across international borders and is made even more accessible through extensive use of dubbing and subtitles in local languages. We also create local programming tailored to individual market preferences.

We have an extensive library of content and own all or most rights to the majority of our programming and footage, which enables us to exploit our library to launch new brands and services into new markets quickly. Our programming can be re-edited and updated in a cost-effective manner to provide topical versions of subject matter that can be utilized around the world. Substantially all of our programming is produced in high definition format.

Our media content is designed to target key audience demographics and the popularity of our programming creates a reason for advertisers to purchase commercial time on our channels. Audience ratings are a key driver in generating advertising revenue and creating demand on the part of cable television operators, direct-to-home satellite operators and other content distributors to deliver our programming to their customers.

Discovery has three series of common stock, Series A, Series B and Series C, which trade on the Nasdaq Global Select Market under the symbols DISCA, DISCB and DISCK, respectively. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20190, and the telephone number is (240) 662-2000.

We became a public company on September 17, 2008 in connection with Discovery Holding Company (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) combining their respective ownership interests in DCH and exchanging those interests with and into Discovery (the “Discovery Formation”). DCH owned and operated various television networks, website properties and other digital media services throughout the world and sold curriculum-based education products and services. As a result of the Discovery Formation, DHC and DCH became wholly-owned subsidiaries of Discovery, with Discovery becoming the successor reporting entity to DHC under the Exchange Act. We were incorporated in Delaware on April 28, 2008.

Discovery Communications Holding, LLC

DCH is an indirect wholly-owned subsidiary of Discovery and the sole owner of DCL. DCH was organized in Delaware on April 13, 2007. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20910, and its telephone number is (240) 662-2000.

Discovery Communications, LLC

DCL is an indirect wholly-owned subsidiary of Discovery. Substantially all of the operations of Discovery are conducted through DCL. DCL was converted into a Delaware limited liability company on May 14, 2007. Its principal executive offices are located at One Discovery Place, Silver Spring, MD 20910, and its telephone number is (240) 662-2000.

SELECTED FINANCIAL DATA

The following table sets forth selected financial information which has been revised to reflect the adoption of a new accounting principle. Effective January 1, 2012, we adopted the Financial Accounting Standards Board’s Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. As described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, these updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises our annual information for the periods presented to apply the new presentation required by this pronouncement.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited; in millions)

	For the Years Ended
	December 31, 2011	December 31, 2010	December 31, 2009
Net income	$1,133	$669	$564
Other comprehensive income, net of tax:
Currency translation adjustments, net	10	(19)	27
Market value adjustments and reclassifications for securities and derivatives, net	—	7	30

Comprehensive income	1,143	657	621
Comprehensive income attributable to noncontrolling interests	(1)	(16)	(15)

Comprehensive income attributable to Discovery Communications, Inc. stockholders	$1,142	$641	$606

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for Discovery for the periods indicated.

	For the Three Months Ended	For the Years Ended
	March 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009 (recast) (2)	December 31, 2008 (recast) (2)	December 31, 2007(3)
Ratio of earnings to fixed charges(1)	7.5x	7.9x	5.3x	4.9x	3.7x	1.0x
Ratio of earning to combined fixed charges and preferred stock dividends(1)	7.5x	7.9x	5.3x	4.6x	3.7x	1.0x

(1)	For purposes of calculating the ratios above, earnings consist of net income from continuing operations plus provision for income taxes, (earnings) loss of equity investees, distributions of income from equity investees and fixed charges. Fixed charges include interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.
(2)	The 2009 and 2008 financial information has been recast so that the basis of presentation is consistent with that of the 2010 and 2011 financial information. This recast reflects (i) the adoption of accounting guidance that amends the model for determining whether an entity should consolidate a variable interest entity, which resulted in the deconsolidation of the Oprah Winfrey Network and Animal Planet Japan and (ii) the results of operations of the Antenna Audio business as discontinued operations.
(3)	The results for 2007 reflect only the results of our predecessor, DHC.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

Discovery, DCH and/or DCL, each of which we refer to in this section as an issuer, may offer, from time to time, unsecured general obligations, which may be senior or subordinated. We refer to the senior unsecured general obligations as senior debt securities, the subordinated unsecured general obligations as the subordinated debt securities and the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

DCL may issue senior debt securities from time to time, in one or more series, under the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time, the “DCL senior indenture”) among DCL, Discovery, as guarantor, and U.S. Bank National Association, as senior trustee. Discovery and DCH may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between the applicable issuer and a senior trustee named in a prospectus supplement. The DCL senior indenture and forms of senior indenture for Discovery and DCH are filed as exhibits to this registration statement. Each issuer may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture between the applicable issuer and a subordinated trustee named in a prospectus supplement. The forms of subordinated indenture for each issuer are filed as exhibits to this registration statement. If Discovery, DCH and/or DCL guarantees the senior debt securities or subordinated debt securities issued by any of the other issuers, that guarantor will also become a party to the issuer’s senior indenture or subordinated indenture, as applicable. The DCL senior indenture, the forms of senior indenture for Discovery and DCH and the subordinated indentures are referred to individually as an indenture and collectively as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the debt trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that may be issued by any of the issuers. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by the issuer and may be payable in any currency or currency unit designated by the issuer or in amounts determined by reference to an index.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of the issuer and will rank pari passu with the issuer’s other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the issuer’s unsecured and subordinated obligations and will be junior in right of payment to the issuer’s Senior Indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be the issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the issuer, title and type of the debt securities;

•

whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which the issuer will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any material U.S. federal tax implications of the debt securities; and

•	any other material terms of the debt securities.

The issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either the issuer or any of the issuer’s subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of the issuer’s or its subsidiaries’ property or capital stock, or restricting either the issuer or any of the issuer’s subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, the issuer may not consolidate with or merge into any other person, in a transaction in which the issuer is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes the issuer’s obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event the issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. An event of default for any series of senior debt securities is defined under the senior indenture as being:

•

the issuer’s default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•

the issuer’s default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•

the issuer’s default in the performance of or breach of any of its covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after the issuer receives written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	there occurs any other event of default provided for in such series of senior debt securities;

•

a court having jurisdiction enters a decree or order for (1) relief in respect of the issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for all or substantially all of the issuer’s property and assets; or (3) the winding up or liquidation of the issuer’s affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•

the issuer (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer’s for all or substantially all of the issuer’s property and assets; or (3) effects any general assignment for the benefit of creditors.

The default by the issuer under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to the issuer and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to the issuer and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•

during such 60-day period, the holders of at least a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of the issuer’s officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of the issuer’s compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance. The senior indenture provides that the issuer (a) may be discharged from its obligations in respect of the debt securities (“defeasance and discharge”), or (b) may cease to comply with certain restrictive covenants (“covenant defeasance”), including those described under “—Consolidation, Merger and Sale of Assets”, when the issuer has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the debt securities or (ii) such amount of direct obligations of, or obligations guaranteed by, the government which issued the currency in which the debt securities of such series are denominated, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment, be sufficient to pay when due the principal of and interest to stated maturity (or redemption) on, the debt securities. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, the issuer’s delivery of an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. In the case of defeasance and discharge only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Modification and Waiver. The issuer and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to the issuer, and the assumption by such successor corporation of the issuer’s covenants, agreements and obligations under the senior indenture;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•

to add to the issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and the issuer’s compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•	reduces the amount of senior debt securities whose holders must consent to a supplemental indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, Members. The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of the issuer’s in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director or member, past, present or future, of the issuer or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of Discovery, DCH, DCL or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined), it must eliminate such conflict or resign.

The issuer may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination and the remedies and procedures upon an event of default described above under “— Certain Terms of the Senior Debt Securities — Events of Default,” or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the issuer’s Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of the issuer’s Senior Indebtedness, the issuer may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of the issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all the issuer’s Senior Indebtedness. Because of this subordination, if the issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of the issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The issuer’s senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Guarantees

Parent Guarantee. Unless the applicable prospectus supplement states otherwise, Discovery will fully and unconditionally guarantee (the “Discovery parent guarantee”) to each holder of debt securities issued by DCH or DCL pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. In addition, if indicated in the applicable prospectus supplement, DCH will fully and unconditionally guarantee (the “DCH parent guarantee” and together with the Discovery parent guarantee, the “parent guarantees”) the due and punctual payment of the principal of, and any premium and any interest on debt securities issued by DCL. The related prospectus supplement will describe the parent guarantees, including the terms under which the parent guarantees will be provided. The parent guarantees will be unsecured and, with respect to parent guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of DCH and/or Discovery as applicable, and with respect to parent guarantees of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of DCH and/or Discovery as applicable.

Subsidiary Guarantee. Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any subsidiaries of the issuer. If the applicable prospectus supplement specifies otherwise, however, DCL may fully and unconditionally guarantee to each holder of debt securities issued by Discovery or DCH and DCL (each, a “subsidiary guarantor”) may fully and unconditionally guarantee to each holder of debt securities issued by Discovery (each, a “subsidiary guarantee”), the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. None of the issuers’ other subsidiaries is now required, or will be required by the indentures, to guarantee any series of the debt securities. The related prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided. The subsidiary guarantees will be unsecured and, with respect to subsidiary guarantees of senior debt securities, will rank equally with all other unsecured and unsubordinated obligations of the respective subsidiary guarantor, and, with respect to the subsidiary guarantee of subordinated debt securities, will rank equally with all other unsecured and subordinated obligations of the respective subsidiary guarantor.

The subsidiary guarantees will provide that the obligations of each subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantees of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit their enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantees were incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantees and any subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantees in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantees were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of the subsidiary guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which a particular subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantors, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that any particular subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

DESCRIPTION OF COMMON STOCK

General

The following is a description of the material terms and provisions of Discovery’s common stock. It may not contain all the information that is important to you. You can access complete information by referring to Discovery’s restated charter and bylaws.

Under Discovery’s restated charter, it has authority to issue 3,800,000,000 shares designated as common stock, par value $0.01 per share. Discovery’s common stock is divided into three series. Discovery has authorized 1,700,000,000 shares of Series A common stock, 100,000,000 shares of Series B common stock, and 2,000,000,000 shares of Series C common stock. As of June 13, 2012, 146,064,502 shares of Series A common stock, 6,570,067 shares of Series B common stock and 98,760,433 shares of Series C common stock were issued and outstanding.

Common Stock

The holders of Series A common stock, Series B common stock and Series C common stock have equal rights, powers and privileges, except as otherwise described below.

Voting Rights

The holders of Series A common stock are entitled to one vote for each share held, and the holders of Series B common stock are entitled to ten votes for each share held, on all matters voted on by stockholders, including elections of directors (other than the directors to be elected by the holders of Series A convertible preferred stock, as provided in “Description of Preferred Stock— Series A Convertible Preferred Stock and Series C Convertible Preferred Stock — Series A Preferred Stock Directors” below). The holders of Series C common stock are not entitled to any voting powers, except as required by Delaware law. If the vote or consent of holders of Series C common stock is required for a matter by Delaware law, the holders of Series C common stock will be entitled to 1/100th of a vote for each share held. Subject to any preferential rights of holders of Series A convertible preferred stock and any other outstanding series of Discovery’s preferred stock created by Discovery’s board from time to time, the holders of outstanding shares of Series A common stock, Series B common stock, Series A convertible preferred stock, and each series of any other preferred stock entitled to vote thereon, if any, will vote as one class with respect to all matters to be voted on by stockholders of Discovery (excluding, with respect to the holders of Series A convertible preferred stock, the election of the directors to be elected by the holders of common stock). In addition, the consent of holders of 75% of the then-outstanding shares of Series B common stock, voting together as a separate class, is required for any issuance of shares of Series B common stock by Discovery (except in limited circumstances).

Dividends

Subject to any preferential rights of any outstanding series of Discovery’s preferred stock created by Discovery’s board from time to time, the holders of Discovery’s common stock are entitled to such dividends as may be declared from time to time by Discovery’s board from funds available therefor. Except as otherwise described under “— Distributions,” whenever a dividend is paid to the holders of one of series of common stock, Discovery will also pay to the holders of the other series of common stock an equal per share dividend.

Conversion

Each share of Series B common stock is convertible, at the option of the holder, into one share of Series A common stock. Series A common stock and Series C common stock are not convertible.

Distributions

Distributions made in shares of Series A common stock, Series B common stock, Series C common stock or any other security with respect to Series A common stock, Series B common stock or Series C common stock may be declared and paid only as follows:

•

a share distribution (i) consisting of shares of Series C common stock (or securities convertible therefor) to holders of Series A common stock, Series B common stock and Series C common stock, on an equal per share basis, or (ii) consisting of (x) shares of Series A common stock (or securities convertible therefor) to holders of Series A common stock, on an equal per share basis, (y) shares of Series B common stock (or securities convertible therefor) to holders of Series B common stock, on an equal per share basis, and (z) shares of Series C common stock (or securities convertible therefor) to holders of Series C common stock, on an equal per share basis; or

•

a share distribution consisting of shares of any class or series of securities of Discovery or any other person, other than Series A common stock, Series B common stock or Series C common stock (or securities convertible therefor) on the basis of a distribution of (1) identical securities, on an equal per share basis, to holders of Series A common stock, Series B common stock and Series C common stock; or (2) separate classes or series of securities, on an equal per share basis, to holders of Series A common stock, Series B common stock and Series C common stock; or (3) a separate class or series of securities to the holders of one or more series of Discovery’s common stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Discovery’s common stock, provided that, in the case of (2) or (3) above, the securities so distributed do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provision and the holders of Series A common stock, Series B common stock and Series C common stock receiving securities of the class or series such that the relative voting rights of the securities of the class or series of securities to be received by the holders of each series of common stock corresponds, to the extent practicable, to the relative voting rights of each such series of Discovery’s common stock, and provided further that, in each case, the distribution is otherwise made on an equal per share basis; and provided further that the holders of Discovery Series B common stock have a consent right with respect to certain distributions of voting securities on Discovery Series C common stock and certain distributions pursuant to which the holders of Discovery Series B common stock would receive voting securities with lesser voting rights than those of the Discovery Series B common stock.

Discovery may not reclassify, subdivide or combine any series of its common stock without reclassifying, subdividing or combining the other series of its common stock, on an equal per share basis.

The foregoing distribution provisions were structured to ensure that all holders of Discovery common stock are treated equally in a distribution, while protecting the relative voting rights associated with each of the Series A and Series B shares of Discovery common stock. The distribution provisions permit holders of each series to receive a distribution of shares of the same series because such a distribution would not affect any series’ relative voting rights. The distribution provisions also permit Series C shares to be distributed to all holders of Discovery common stock because the relative voting power of the holders of Discovery Series A and Series B common stock would not be diluted by a distribution of non-voting stock. However, the distribution provisions do not permit either Series A shares or Series B shares to be distributed to all holders of Discovery common stock because the voting power of the holders of the higher voting series of stock would be diluted by the distribution of their series of voting stock to lower voting or non-voting series of stock. Lastly, the distribution provisions relating to other Discovery securities or non- Discovery stock replicate, to the extent practicable, the protections afforded to the various series of Discovery common stock described above.

Liquidation and Dissolution

In the event of Discovery’s liquidation, dissolution and winding up, after payment or provision for payment of Discovery’s debts and liabilities and subject to the prior payment in full of any preferential amounts to which

Discovery’s preferred stock holders may be entitled including the liquidation preference granted to holders of Series A convertible preferred stock and Series C convertible preferred stock as described in the section “Description of Preferred Stock— Series A Convertible Preferred Stock and Series C Convertible Preferred Stock — Liquidation Preference” below, the holders of Series A common stock, Series B common stock, Series C common stock and Series A convertible preferred stock and Series C convertible preferred stock will share equally, on a share for share basis (and in case of holders of Series A convertible preferred stock and Series C convertible preferred stock, on an as converted into common stock basis), in Discovery’s assets remaining for distribution to the holders of Discovery’s common stock.

Anti-Takeover Effects of Provisions of the Restated Charter and Bylaws

Board of Directors

Discovery’s restated charter and bylaws provide that, subject to any rights of the holders of any series of Discovery’s preferred stock to elect additional directors and rights of holders of Series A convertible preferred stock to elect Series A preferred stock directors, the number of Discovery’s directors will not be less than three or greater than fifteen directors. The members of Discovery’s board (other than those who may be elected by holders of Discovery’s preferred stock or Series A preferred stock directors), which we refer to as common stock directors, are divided into three classes. Each class of common stock directors consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of common stock directors. The term of office of Discovery’s Class I directors expires at the annual meeting of Discovery stockholders in 2015. The term of office of Discovery’s Class II directors expires at the annual meeting of Discovery stockholders in 2013. The term of office of Discovery’s Class III directors expires at the annual meeting of Discovery stockholders in 2014. At each annual meeting of Discovery stockholders, the successors of that class of common stock directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, Discovery’s common stock directors may be removed from office only for cause (as defined in Discovery’s restated charter) upon the affirmative vote of the holders of at least a majority of the aggregate voting power of Discovery’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, vacancies in the offices of common stock directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on Discovery’s board, will be filled only by the affirmative vote of a majority of the remaining common stock directors then in office (even though less than a quorum) or by the sole remaining common stock director. Any director so elected will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting Discovery’s board will shorten the term of any incumbent director, except as may be provided in the restated charter of Discovery or in any certificate of designation with respect to a series of Discovery’s preferred stock with respect to any additional director elected by the holders of that series of Discovery’s preferred stock.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Discovery’s board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors (and in certain circumstances three elections) for any individual or group to gain control of Discovery’s board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Discovery.

No Stockholder Action by Written Consent; Special Meetings

Discovery’s restated charter provides that, (except (i) as otherwise provided in the terms of any series of preferred stock or (ii) with respect to an action taken by the holders of Series B common stock when voting together as a separate class), any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Holders of Series A convertible preferred stock voting as a separate class on any Special Class Vote Matter (as defined below under “Description of Preferred Stock — Series A Convertible Preferred Stock and Series C Convertible Preferred Stock — Special Class Vote Matters”) or on the election or removal of Series A preferred stock directors are permitted to act by written consent. Except as otherwise required by law and subject to the rights of the holders of any series of Discovery’s preferred stock, special meetings of Discovery stockholders for any purpose or purposes may be called only by Discovery’s Secretary at the request of at least 75% the directors of Discovery’s board then in office. No business other than that stated in the notice of special meeting will be transacted at any special meeting.

Advance Notice Procedures

Discovery’s bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of Discovery stockholders.

All nominations by stockholders or other business to be properly brought before a meeting of stockholders will be made pursuant to timely notice in proper written form to Discovery’s Secretary. To be timely, a stockholder’s notice must be given to Discovery’s Secretary at Discovery’s offices as follows:

(1) with respect to an annual meeting of Discovery stockholders that is called for a date not more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of Discovery stockholders, such notice will be given no earlier than the close of business on the 90th day prior to such anniversary and no later than the close of business on the 60th day prior to such anniversary;

(2) with respect to an annual meeting of Discovery stockholders that is called for a date which is more than 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting of Discovery stockholders, such notice will be given no earlier than the close of business on the 100th day prior to the current annual meeting and not later than the close of business on the later of (A) the 70th day prior to the current annual meeting or (b) the 10th day following the day on which Discovery first publicly announces the date of the current annual meeting; and

(3) with respect to an election to be held at a special meeting of Discovery stockholders, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting.

The public announcement of an adjournment or postponement of a meeting of Discovery stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to Discovery’s board at any meeting is increased, and Discovery does not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to Discovery’s Secretary at Discovery’s offices not later than the close of business on the 10th day following the day on which Discovery first made the relevant public announcement.

Amendments

Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock and rights of holders of Series A convertible preferred stock with respect to the Special Class Vote Matters, the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Discovery’s restated charter or the addition or insertion of other provisions in the certificate, provided that the foregoing voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Discovery stockholders or (2) which has been approved by at least 75% of the members of Discovery’s board then in office. Subject to the rights of holders of Series A convertible preferred stock to approve the amendments of any material bylaw provisions, Discovery’s restated charter further provides that the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required to adopt, amend or repeal any provision of Discovery’s bylaws, provided that the foregoing voting requirement will not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of Discovery’s board then in office.

Supermajority Voting Provisions

In addition to the Special Class Vote Matters and supermajority voting provisions discussed under “— Amendments” above, Discovery’s restated charter provides that, subject to the rights of the holders of any series of Discovery’s preferred stock, the affirmative vote of the holders of at least 80% of the aggregate voting power of Discovery’s outstanding capital stock generally entitled to vote upon all matters submitted to Discovery stockholders, voting together as a single class, is required for:

•

Discovery’s merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of Discovery stockholders, or (2) that at least 75% of the members of Discovery’s board of directors then in office have approved;

•

the sale, lease or exchange of all, or substantially all, of Discovery’s assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of Discovery’s board of directors then in office have approved; or

•

Discovery’s dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of Discovery’s board of directors then in office have approved such dissolution.

Shareholder Rights Plan

On September 17, 2008, the Discovery board of directors declared a dividend of preferred share purchase rights to holders of record of Discovery’s common stock and holders of record of Discovery’s convertible preferred stock as of immediately after the effectiveness of the merger (the “Record Date”). The dividend consisted of one Series A Right for each share of Series A common stock outstanding or Series A convertible preferred stock outstanding on the Record Date, one Series B Right for each share of Series B common stock outstanding on the Record Date and one Series C Right for each share of Series C common stock outstanding or Series C convertible preferred stock outstanding on the Record Date. Each Series A Right represents the right to purchase 1/1000th of a share of Discovery’s Series A Junior Participating Preferred Stock, par value $.01 per share (the “Series A Junior Preferred Stock”), each Series B Right represents the right to purchase 1/1000th of a share of Discovery’s Series B Junior Participating Preferred Stock, par value $.01 per share (the “Series B Junior Preferred Stock”) and each Series C Right (collectively with the Series A Rights and the Series B Rights, the “Rights”) represents the right to purchase 1/1000th of a share of Discovery’s Series C Junior Participating Preferred Stock, par value $.01 per share (the “Series C Junior Preferred Stock” and, collectively with the Series A Junior Preferred Stock and the Series B Junior Preferred Stock, the “Junior Preferred Stock”).

The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 17, 2008 and amended as of December 10, 2008, as the same may be further amended from time to time (the “Rights Agreement”), between Discovery and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as described below) or (ii) 10 business days (or such later date as may be determined by action of the board of directors of Discovery prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the common stock certificates or Convertible Preferred Stock certificates outstanding as of the Record Date, by such common stock certificate or Convertible Preferred Stock certificate together with the Summary of Rights included in Amendment No. 1 to the Rights Agreement between Discovery and Computershare Trust Company, N.A. dated December 10, 2008 and incorporated by reference herein, or in the case of uncertificated shares, the balances indicated in the book-entry account system of the transfer agent for the common stock or the Convertible Preferred Stock. Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% or more of the outstanding shares of common stock. Notwithstanding the foregoing, generally, where a person or group of affiliated or associated persons has a Schedule 13G on file with the SEC pursuant to the requirements of Rule 13d-1 under the Exchange Act, and only for so long as such person or group of affiliated or associated persons continues to report on Schedule 13G, does not acquire beneficial ownership of shares of Series A common stock representing 10% or more of the outstanding shares of common stock (for purposes of calculating the shares of Series A common stock beneficially owned by a person, treating any shares of Series B common stock beneficially owned as having been converted into shares of Series A common stock) and does not acquire beneficial ownership of 5% or more of the outstanding shares of Series B common stock, such person or group of affiliated or associated persons becomes an Acquiring Person upon acquiring beneficial ownership of 20% or more of the outstanding shares of common stock.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the common stock or the Convertible Preferred Stock. Until the Distribution Date (or earlier expiration of the Rights), new common stock certificates or Convertible Preferred Stock certificates issued after the Record Date upon transfer or new issuances of common stock or Convertible Preferred Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the transfer of any shares of common stock or Convertible Preferred Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with such shares of common stock or Convertible Preferred Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Series A Rights (“Series A Rights Certificates”), the Series B Rights (“Series B Rights Certificates”) and the Series C Rights (“Series C Rights Certificates” and, collectively with the Series A Right Certificates and the Series B Right certificates, the “Rights Certificates”) will be mailed to holders of record of the Series A common stock, the Series B common stock, the Series C common stock, the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock, respectively (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on September 17, 2018 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by Discovery, in each case as described below.

The Purchase Price payable to exercise the Rights, and the number of shares of Junior Preferred Stock or other securities or property issuable upon any such exercise are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the grant to holders of the Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock at a price, or securities convertible into Junior Preferred Stock with a conversion price, less than the then-current market price of the Junior Preferred Stock or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights associated with each share of common stock is subject to adjustment in the event of a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date. The number of outstanding Rights associated with each share of Convertible Preferred Stock is subject to adjustment in the event of a stock dividend on the Convertible Preferred Stock payable in shares of Convertible Preferred Stock or subdivisions, consolidations or combinations of the Convertible Preferred Stock occurring, in any such case, prior to the Distribution Date.

Shares of Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Junior Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share of Junior Preferred Stock, and (b) an amount per share of Junior Preferred Stock equal to 1,000 times the dividend declared per share of the applicable series of common stock. In the event of liquidation, dissolution or winding up of Discovery, the holders of the Junior Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of the applicable series of common stock. Each share of Junior Preferred Stock will have 1,000 times the number of votes each share of the applicable series of common stock has on matters such series is entitled to vote on, which shall be voted together with the applicable series of common stock (and, accordingly, the Series C Junior Preferred Stock, like the Series C common stock, will not ordinarily have any voting power). Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of Junior Preferred Stock will be entitled to receive 1,000 times the amount received per share of the applicable series of common stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Junior Preferred Stock’s dividend, liquidation and voting rights, the value of the 1/1000th interest in a share of Junior Preferred Stock purchasable upon exercise of each Series A Right, Series B Right and Series C Right should approximate the value of one share of Series A common stock, Series B common stock and Series C common stock, respectively.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Series A common stock (in the case of a Series A Right), Series B common stock (in the case of a Series B Right) or Series C common stock (in the case of a Series C Right), having a market value equal to two times the exercise price of the Right.

In the event that, after a person or group has become an Acquiring Person, Discovery is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom Discovery has engaged in such transaction (or its parent) that at the time of such transaction have a market value equal to two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of shares of common stock representing 50% or more of the total number of votes entitled to be cast generally by the holders of the common stock then outstanding, the board of directors of Discovery may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of common stock or Junior Preferred Stock (or a series of Discovery’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of common stock, or a fractional share of Junior Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Junior Preferred Stock or common stock will be issued (other than fractions of Junior Preferred Stock which are integral multiples of 1/1000th of a share of Junior Preferred Stock, which may, at the election of Discovery, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Junior Preferred Stock or the common stock.

At any time prior to the time an Acquiring Person becomes such, the board of directors of Discovery may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) payable, at the option of Discovery, in cash, shares of common stock or such other form of consideration as the board of directors of Discovery shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the board of directors of Discovery in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights remain redeemable, Discovery may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, Discovery may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of Discovery, including, without limitation, the right to vote or to receive dividends.

Registration Rights

At the closing of the Discovery Formation, Discovery and Advance/Newhouse entered into a registration rights agreement.

Pursuant to the registration rights agreement, subject to certain limitations and restrictions, Advance/Newhouse has the right to require Discovery to use its reasonable efforts to register the shares of Discovery common stock issuable upon conversion of the convertible preferred stock issued in the Discovery Formation. Advance/Newhouse has the right to demand up to three such registrations, subject to certain conditions. Discovery will be responsible for customary registration expenses incurred in connection with any such registration. Subject to certain limitations and restrictions, Advance/Newhouse has the right to assign any or all of its registration rights to any member of its stockholder group and to third parties. Any such transferee is required to agree to be bound by the registration rights agreement and such transfer is to be effected in accordance with applicable securities laws. Advance/Newhouse may effect an underwritten public offering with respect to shares included in a shelf registration statement so long as the gross proceeds to the selling holders are expected to exceed $100,000,000. Advance/Newhouse will be permitted to select one co-lead bookrunning managing underwriter for such public offering reasonably acceptable to Discovery and Discovery will select the remaining co-lead bookrunning managers.

Advance/Newhouse also has piggy-back registration rights to participate in any primary or secondary offering of shares of Discovery common stock by Discovery, whether for its own account or for the account of any other stockholders.

The registration rights agreement also contains customary provisions relating to blackout periods and indemnification

Transfer Agent and Registrar

The transfer agent for Discovery’s common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms and provisions of the preferred stock that Discovery may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete. You should refer to Discovery’s restated charter and bylaws and the certificate of designation in connection with the offering of a particular series of preferred stock.

General

Under Discovery’s restated charter, Discovery has authority to issue 200,000,000 shares of preferred stock, par value $0.01 per share. Discovery currently has two designated series of preferred stock. Discovery has authorized 75,000,000 shares of Series A convertible preferred stock and 75,000,000 shares of Series C convertible preferred stock. The remaining 50,000,000 authorized shares of preferred stock are undesignated as to series and are issuable in accordance with the provisions of the restated charter. As of June 13, 2012, 71,107,312 shares of Series A convertible preferred stock and 57,374,821 shares of Series C convertible preferred stock were issued and outstanding. We are not registering the resale of the outstanding Series A convertible preferred stock or the outstanding Series C convertible preferred, nor are we registering the issuance of additional shares of Series A convertible preferred stock or Series C convertible preferred stock pursuant to this prospectus.

Pursuant to Discovery’s restated charter, Discovery is authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of its board of directors. Discovery’s board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, powers, preferences and limitations applicable to each series of the preferred stock. The authorized shares of Discovery’s preferred stock are available for issuance without further action by Discovery’s stockholders, unless such action is subject to the approval of the holders of Series A convertible preferred stock or required by applicable law or the rules of any stock exchange or automated quotation system on which Discovery’s securities may be listed or traded. If the approval of Discovery’s stockholders is not required for the issuance of shares of Discovery’s preferred stock, Discovery’s board may determine not to seek stockholder approval.

A series of Discovery’s preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Discovery’s board of directors will make any determination to issue such shares based upon its judgment as to the best interests of Discovery’s stockholders. Discovery’s board of directors, in so acting, could issue Discovery’s preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of Discovery’s board of directors, including a tender offer or other transaction that some, or a majority, of Discovery stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether Discovery has elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of Discovery’s general creditors.

As described under “Description of Depositary Shares,” Discovery may, at its option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon Discovery’s liquidation, dissolution or winding up of its affairs, rank:

•

senior to all classes or series of Discovery’s common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs;

•

on a parity with all equity securities issued by Discovery, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs; and

•

junior to all equity securities issued by Discovery, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon Discovery’s liquidation, dissolution or winding up of its affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by Discovery’s board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on Discovery’s stock books on record dates fixed by Discovery’s board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If Discovery’s board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and Discovery will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date Discovery initially issues shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Discovery’s affairs, then, before it makes any distribution or payment to the holders of any common stock or any other class or series of its capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of its affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of Discovery’s remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if Discovery’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of its capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon liquidation, dissolution or winding up and if Discovery has made liquidating distributions in full to all holders of preferred stock, it will distribute its remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, Discovery’s consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of its property or business will not be deemed to constitute a liquidation, dissolution or winding up of its affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at Discovery’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by Discovery in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. Discovery may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of Discovery’s capital stock, the terms of such preferred stock may provide that, if no such shares of its capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of Discovery’s capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, Discovery will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends for the current dividend period.

In addition, Discovery will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, Discovery has declared and paid or contemporaneously declares and pays or sets aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time Discovery may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of Discovery’s capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, Discovery will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that Discovery determines. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, Discovery will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on its stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and Discovery has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to the restated charter that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into Series A common stock or Series C common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of Series A common stock or Series C common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at Discovery’s option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Series A Convertible Preferred Stock and Series C Convertible Preferred Stock

The holders of Discovery’s Series A convertible preferred stock and Series C convertible preferred stock have the rights, powers and privileges described below.

General Voting Rights

In connection with any matter as to which the holders of Series A common stock and Series B common stock are entitled to vote other than the election of common stock directors, holders of Series A convertible preferred stock and, if holders of Series C common stock are entitled to vote pursuant to Delaware law, the holders of Series C convertible preferred stock, have the right to vote with holders of common stock on an as converted to common stock basis, voting together as a single class on all matters to be voted on by stockholders of Discovery (excluding the election of common stock directors).

Special Class Vote Matters

So long as Advance/Newhouse or any of the direct or indirect subsidiaries of Advance Publications, Inc. or Newhouse Broadcasting Corporation (collectively referred to as the “ ANPP Stockholder Group”) or any ANPP Permitted Transferee (as defined below) owns or has the right to vote such number of shares of Series A convertible preferred stock constituting at least 80% of the number of shares equal to the sum of (x) the number of shares of Series A convertible preferred stock issued to the ANPP Stockholder Group in the Transaction plus (y) the number of shares of Series A convertible preferred stock released to the ANPP Stockholder Group from escrow (such number of shares, the “Base Amount”), Discovery’s restated charter requires the consent of the holders of a majority of such shares of Series A convertible preferred stock (“Majority Holders”) before Discovery or any of its subsidiaries can take any of the actions described below (any such action, a “Special Class Vote Matter”).

The term “ANPP Permitted Transferee” means a person (who is not a member of the ANPP Stockholder Group) that acquires record and beneficial ownership of all outstanding shares of Series A convertible preferred stock from one or more members of the ANPP Stockholder Group or another ANPP Permitted Transferee, provided that the shares of Series A convertible preferred stock, Series C convertible preferred stock and Discovery common stock beneficially owned by such transferee and its affiliates immediately following such transfer do not exceed the Maximum Amount.

The term “Maximum Amount” means a number of shares of Discovery common stock equal to (x) 7.5% of the sum of (A) the number of shares of Discovery common stock (including shares issuable on conversion of Series A convertible preferred stock or Series C convertible preferred stock (other than escrow shares)) outstanding immediately following the effective time of the merger, (B) the number of shares of Discovery common stock issuable upon conversion of Series A convertible preferred stock and Series C convertible preferred stock released to the ANPP Stockholder Group from escrow, and (C) the number of shares of Discovery common stock issuable upon exercise of options of Discovery, which options were converted in the merger from options to acquire shares of DHC common stock; plus (y) the number of shares of Discovery common stock issuable upon conversion of the shares of Series A convertible preferred stock and Series C convertible preferred stock issued to Advance/New house in the Transaction; plus (z) any shares of Series A convertible preferred stock and Series C convertible preferred stock released from escrow. The Maximum Amount is subject to adjustment upon certain transfers of shares of Series A convertible preferred stock or Series C convertible preferred stock (or shares of common stock issuable upon conversion thereof). The Maximum Amount will be deemed to have been exceeded if after the date shares of Series A convertible preferred stock and Series C convertible preferred stock were initially issued to Advance/New house, any member of the ANPP Stockholder Group or any ANPP Permitted Transferee acquires shares of common stock or transfers shares of Series A convertible preferred stock or Series C convertible preferred stock to any third party and such transaction results in an increase in the aggregate voting power held by the ANPP Stockholder Group, ANPP Permitted Transferee, or such transferee and their respective affiliates collectively following such transaction by greater than 1% of the aggregate voting power held by the ANPP Stockholder Group immediately after the effective time of the merger. For purposes of calculating such aggregate voting power, escrow shares will be excluded, any shares of Series A convertible preferred stock released from escrow will be included, and the number of shares of Discovery common stock issuable upon exercise of options of Discovery outstanding immediately after the merger, will be included.

Special Class Vote Matters are any:

•	increase in the size of the board in excess of 11 directors;

•	fundamental change in the business of Discovery and its subsidiaries;

•	investment, joint venture or acquisition constituting a material departure from the current lines of business of Discovery;

•	the material amendment, alteration or repeal of any provision of Discovery’s restated charter or bylaws (or the organizational documents of any Discovery subsidiary);

•	related party transactions between Discovery and its subsidiaries and any related party unless similar to comparable transactions with third parties or on arm’s length terms;

•	merger, consolidation or other business combination by Discovery into another entity other than transactions with its direct or indirect wholly-owned subsidiaries;

•

disposition or acquisition by Discovery or any of its subsidiaries of any assets or properties exceeding $250 million in aggregate value or acquisition in which stock consideration is paid having voting rights superior to the voting rights of the Series A convertible preferred stock;

•

authorization, issuance, reclassification, redemption, exchange, subdivision or recombination of any equity securities of Discovery or its material subsidiaries other than certain specified exceptions;

•	action resulting in the voluntary liquidation, dissolution or winding up of Discovery or any of its material subsidiaries;

•	substantial change in Discovery’s service distribution policy and practices;

•	dividend on, or distribution to holders of, equity securities of Discovery or any subsidiary of Discovery subject to specified exceptions;

•

incurrence of indebtedness by Discovery or any of its subsidiaries if total debt of Discovery and its subsidiaries would exceed four times the annualized cash flow of Discovery for the previous four consecutive quarterly periods or result in debt service for the next twelve months exceeding sixty-six percent of its annualized cash flow;

•	appointment or removal of the Chairman of the board or Chief Executive Officer of Discovery;

•	public offering of any securities of Discovery or any of its subsidiaries subject to certain specified exceptions; and

•	adoption of Discovery’s annual business plan or any material deviation therefrom.

Series A Preferred Stock Directors

The holders of the Series A convertible preferred stock have the right to elect three members of the board of directors and two such directors must qualify as independent directors as defined by the applicable rules and regulations of Nasdaq or the SEC. The shares of common stock are not entitled to vote in the election of such directors.

Any vacancy in the office of a preferred stock director will be filled solely by the holders of the Series A convertible preferred stock entitled to appoint such director. A preferred stock director may be removed without cause by the written consent of the holders of a majority of the then outstanding shares of the Series A convertible preferred stock and may be removed with cause (as defined in Discovery’s restated charter) upon the affirmative vote of the holders of a majority of the total voting power of the then outstanding shares of Discovery’s common stock and Series A convertible preferred stock and any other series of preferred stock entitled to vote upon the election of common stock directors voting together as a single class.

Dividends

Subject to the prior preferences and other rights of any senior stock, whenever a cash dividend is paid to the holders of Discovery common stock, Discovery will also pay to the holders of the Series A convertible preferred stock and Series C convertible preferred stock an equal per share cash dividend on an as converted to common stock basis.

Conversion

Each share of Series A convertible preferred stock is initially convertible, at the option of the holder, into one share of Series A common stock, subject to adjustments in such conversion rate to provide for dividends, distributions, rights or warrants granted to holders of Discovery’s common stock and any reclassification, consolidation, merger, sale or transfer or change in Discovery’s common stock. Each share of Series C convertible preferred stock is initially convertible, at the option of the holder, into one share of Series C common stock, subject to adjustments in such conversion rate to provide for dividends, distributions, rights or warrants granted to holders of Discovery’s common stock and any reclassification, consolidation, merger, sale or transfer or change in Discovery’s common stock.

Generally, each share of Series A and Series C convertible preferred stock will automatically convert into the applicable series of common stock if such share is transferred to a third party and such transfer is not a permitted transfer. In addition, all of the outstanding Series A and Series C convertible preferred stock will automatically convert into the applicable series of common stock at such time as the number of outstanding shares of Series A convertible preferred stock is less than 80% of the Base Amount.

Liquidation Preference

In the event of Discovery’s liquidation, dissolution and winding up, after payment or provision for payment of Discovery’s debts and liabilities and subject to the prior payment with respect to any stock ranking senior to Series A convertible preferred stock or Series C convertible preferred stock, the holders of Series A convertible preferred stock and Series C convertible preferred stock will receive, before any payment or distribution is made to the holders of any common stock or other junior stock, an amount (in cash or property) equal to $.01 per share. Following payment of such amount and the payment in full of all amounts owing to the holders of securities ranking senior to Discovery’s common stock, holders of Series A convertible preferred stock and Series C convertible preferred stock will be entitled to share ratably, on an as-converted to common stock basis, with the holders of Discovery’s common stock, as to any amounts remaining for distribution to such holders.

DESCRIPTION OF DEPOSITARY SHARES

General

Discovery may, at its option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by Discovery to act as depositary, under a deposit agreement between Discovery, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, Discovery’s restated charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with Discovery’s approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Discovery, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever Discovery redeems shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as Discovery has paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and Discovery will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

Discovery will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Discovery will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between Discovery and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or Discovery only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with Discovery’s dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Discovery notice of its election to do so, and Discovery may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon Discovery’s appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from Discovery, that are delivered to the depositary and that Discovery is required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications Discovery delivers to the depositary as the holder of preferred stock.

Limitation of Liability

Neither Discovery nor the depositary will be liable if either of them is prevented or delayed by law or any circumstance beyond Discovery’s control in performing its obligations. Discovery’s obligations and those of the depositary will be limited to performance in good faith of its and their duties thereunder. Discovery and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Discovery and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Discovery may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Discovery, and obligating Discovery to sell to or purchase from the holders, a specified number of shares of Discovery’s common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of one or more stock purchase contracts and beneficial interests in

•	debt securities;

•	debt obligations of third parties, including U.S. treasury securities; or

•	any other securities described in the applicable prospectus supplement or any combination of the foregoing,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Discovery to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including without limitation by pledging their interest in another stock purchase contract.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

Discovery may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. Discovery may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If Discovery issues warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which Discovery will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, stock purchase contract, stock purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, stock purchase contracts, stock purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

Discovery may issue registered debt securities, depositary shares, stock purchase contracts, stock purchase units and warrants, and DCH and DCL may issue registered debt securities, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, stock purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, stock purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, stock purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, stock purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, stock purchase contracts or stock purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Discovery, DCH, DCL, the trustees, the warrant agents, the unit agents or any other agent of Discovery, DCH or DCL, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Discovery Communications, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PRINCIPAL EXECUTIVE OFFICES OF DISCOVERY COMMUNICATIONS, INC. AND

DISCOVERY COMMUNICATIONS, LLC

Discovery Communications, Inc.

One Discovery Place

Silver Spring, Maryland 20910

U.S.A.

TRUSTEE

U.S. Bank, National Association

One Federal Street

Boston, MA 02110

U.S.A.

LONDON PAYING AGENT

Elavon Financial Services Limited, UK Branch

125 Old Broad Street, Fifth Floor

London EC2N 1AR

United Kingdom

IRISH LISTING AGENT

Arthur Cox Listings Services Limited

Earlsfort Centre, Earlsfort Terrace

Dublin 2

Ireland

LEGAL ADVISERS

To the Company as to United States law Wilmer Cutler Pickering Hale and Dorr LLP 1875 Pennsylvania Avenue, N.W. Washington, DC 20006 U.S.A.	To the Underwriters as to United States law Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 U.S.A.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP

Independent Registered Public Accounting Firm

300 Madison Avenue

New York, NY 10017

U.S.A.